                                                            Exhibit 4.4
                CONTINENTAL FEDERAL SAVINGS BANK
                     INVESTMENT SAVINGS PLAN

             Amended and Restated as of July 1, 1989


                           and further
              Amended as of June 24, 1994 to be the

                      CRESTAR MERGER PLAN
                   FOR TRANSFERRED EMPLOYEES



                       TABLE OF CONTENTS


INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . . .i

ARTICLE 1  DEFINITIONS . . . . . . . . . . . . . . . . . . . .1-1

ARTICLE 2  PLAN PARTICIPATION. . . . . . . . . . . . . . . . .2-1

ARTICLE 3  CONTRIBUTIONS . . . . . . . . . . . . . . . . . . .3-1

ARTICLE 4  OTHER PROVISIONS CONCERNING CONTRIBUTIONS . . . . .4-1

ARTICLE 5  INVESTMENT OPTIONS. . . . . . . . . . . . . . . . .5-1

ARTICLE 6  VESTING . . . . . . . . . . . . . . . . . . . . . .6-1

ARTICLE 7  ELIGIBILITY FOR BENEFITS. . . . . . . . . . . . . .7-1

ARTICLE 8  BENEFIT PAYMENTS TO PARTICIPANTS. . . . . . . . . .8-1

ARTICLE 9  DEATH BENEFITS. . . . . . . . . . . . . . . . . . .9-1

ARTICLE 10  CLAIMS PROCEDURES. . . . . . . . . . . . . . . . 10-1

ARTICLE 11  TOP-HEAVY PROVISIONS . . . . . . . . . . . . . . 11-1

ARTICLE 12  TRUSTEE; TRUST FUND. . . . . . . . . . . . . . . 12-1

ARTICLE 13  FIDUCIARIES, PLAN ADMINISTRATION . . . . . . . . 13-1

ARTICLE 14  PROVISIONS CONCERNING SPONSOR AND EMPLOYERS. . . 14-1

ARTICLE 15  AMENDMENTS, TERMINATION AND MERGER . . . . . . . 15-1

ARTICLE 16  MISCELLANEOUS. . . . . . . . . . . . . . . . . . 16-1

SIGNATURES

                          INTRODUCTION


     On May 14, 1993, Crestar Financial Corporation and Crestar Bank became successors to CFS Financial Corporation and Continental Federal Savings Bank, respectively, and Crestar Financial Corporation assumed sponsorship of the Continental Federal Savings Bank Investment Savings Plan (the "CFSB Savings Plan"). Effective as of the close of business on July 2, 1993, the CFSB Savings Plan was frozen as to participation and all 401(k), Matching, and Rollover Contributions under the Plan were suspended.

     The restated Plan set forth in this document reflects all amendments adopted to the CFSB Savings Plan since the last restatement and further amends the Plan to comply with changes in the law up through the Omnibus Reconciliation Act of 1993. In addition, the Sponsor intends that, after appropriate notice to Participants, this Plan will be maintained as a frozen plan to which no additional contributions will be made, except that account balances may be transferred to this Plan as a result of another qualified plan merging into this Plan. The CFSB Savings Plan is further amended to allow for investments in employer stock, and finally, the Plan is renamed the Crestar Merger Plan for Transferred Employees to reflect the Sponsor's intent that this Plan be maintained as a plan into which other plans of other entities acquired by Crestar Financial Corporation or any of its affiliated corporations may be merged.

                            ARTICLE 1

                           DEFINITIONS


1.1 Account means the assets or value of the Trust Fund allocated to a Participant. A Participant may have several
Accounts in this Plan. When Account is used without modification, it means the sum of all of the Participant's
Accounts.

        SEE ALSO After-Tax Account, Basic Account, 401(k)
Account, Matching Account, Qualified Nonelective Account, Pension
Account, Profit-Sharing Account, and Rollover Account.

1.2     Active Participant means a Participant who is a Covered
Employee.

1.3     Actual Deferral Percentage or ADP is defined in Plan
section 3.6.

1.4 Administrator means the person or entity responsible for the Plan's general administration and operation as described in Plan article 13.

1.5     After-Tax Account means that portion of a Participant's
Account attributable to his contributions made on an after-tax basis under a Predecessor Plan other than the Former Plan.

1.6     Alternate Payee means a Participant's Spouse, former
Spouse, child, or other dependent who is recognized by a domestic relations order as having a right to receive all or a portion of the benefits payable under the Plan with respect to such Participant.

1.7     Annual Addition is defined in Plan section 4.3.

1.8 Annuity Starting Date means the first day of the first period for which an amount is payable under the Plan as an annuity or in any other form.

1.9     Average Contribution Percentage or ACP is defined in Plan
section 3.8.

1.10    Basic Account means that portion of a Participant's
Account attributable to Basic Contributions. Basic Contribution means the Employer discretionary contribution described in Plan article 3.

1.11 Beneficiary means one or more persons or entities entitled to receive the Participant's undistributed vested Account balance remaining at his death as determined in accordance with Plan article 9.

1.12 Board means the Board of Directors of the Sponsor unless the context clearly indicates a reference to the board of directors of another entity. Whenever the Board is not meeting, any action of the Board authorized or permitted under this Plan or the Trust Agreement may be taken by the Sponsor's Executive Committee or by any officer of the Sponsor or a Related Company to whom the Board has delegated authority to take such action on its behalf.

1.13 Break in Service means, effective July 3, 1993, for any Employee who is an Active Participant on or after that date, any Plan Year beginning on or after July 1, 1993, in which an Employee does not complete at least one Hour of Service. For periods prior to July 1, 1993, Break in Service mean any Computation Period in which an Employee does not complete more than 500 Hours of Service.

1.14 Code means the Internal Revenue Code of 1986, as amended at the relevant time.

1.15    Committee means, effective May 14, 1993, the Benefits
Administrative Committee described in Plan article 13.

1.16 Computation Period means for purposes of vesting, the Plan Year, and for purposes of eligibility to participate, the 12-month period beginning on the date an individual performs an Hour of Service as an Employee and each Plan Year beginning after such date.

1.17 Compensation means those items of an Employee's remuneration from an Employer which are included in calculating the Contributions and other amounts to his credit under this Plan. For this Plan, Compensation means the Employee's total taxable compensation during the relevant period, plus any amounts applied by the Employer for that period under this Plan or any other employee benefit plan pursuant to Code Sections 125, 402(a)(8), 402(h)(1)(B) and 403(b) to provide benefits, on a pre-tax basis, for the Employee pursuant to a Salary Reduction Election or other agreement between the Employer and the Employee which, but for that agreement, would have been paid to the Employee as salary or wages, plus all director fees paid to him by an Employer.

        (a)     For all Plan Years beginning before January 1,
1989, Compensation exceeding $200,000 for any Plan Year for any Employee shall be ignored if this Plan is a Top-Heavy Plan for that Plan Year.

        (b) For Plan Years beginning after December 31, 1988, and before January 1, 1994, the annual Compensation of each Participant which may be taken into account for determining all benefits under the Plan for any Plan Year must not exceed $200,000. This limitation shall be adjusted by the Secretary of the Treasury at the same time and in the same manner as under Code Section 415(d), except that the dollar increase in effect on January 1 of any calendar year is effective for any Plan Year beginning in such calendar year and the first adjustment to the $200,000 limitation is effective January 1,1990.

        (c) For Plan Years beginning after December 31, 1993, the annual Compensation of each Participant which may be taken into account for determining all benefits under the Plan for any Plan Year must not exceed $150,000, as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17). The cost-of-living adjustment in effect for a calendar year applies to any determination period beginning in such calendar year.

        (d) If the Plan determines Compensation for a period of time that contains fewer than 12 months, the annual Compensation limit is an amount equal to the otherwise applicable limit described in subsection (a), (b), or (c) as applicable, for the calendar year in which the compensation period begins multiplied by a fraction, the numerator of which is the number of months in the short determination period, and the denominator of which is 12.

        (e) In determining a Participant's Compensation under these limits, the Family Member aggregation rules under Code
Section 414(q)(6) shall apply except that Family Members shall include only the Participant's Spouse and any lineal descendants who have not reached age 19 before the close of the year. If as a result of the application of such rules, the adjusted annual Compensation limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this section prior to the application of this limitation.

        (f) If Compensation for any prior determination period is taken into account in determining a Participant's allocations for the current Plan Year, the Compensation for such prior determination period is subject to the applicable annual limit on Compensation as in effect for that prior period. For this purpose, in determining allocations in Plan Years beginning on or after January 1, 1989, the annual Compensation limit for determination periods beginning before that date is $200,000. In addition, in determining allocations in Plan Years beginning on or after January 1, 1994, the annual Compensation limit in effect for determination periods beginning before that date is $150,000.

1.18 Covered Employee means any Employee except an Employee listed below:

         (a) an Employee who is employed by a Related Company and is not employed by an Employer;

         (b)     a leased employee as defined in Code Section
414(n)(2); or

         (c) an Employee included in a unit of employees covered by a collective bargaining agreement (as so determined by the Secretary of Labor) between employee representatives and an Employer, if retirement benefits were the subject of good faith bargaining between such employee representatives and the Employer, unless such agreement expressly provides for the inclusion of such persons as Participants in the Plan; or

         (d) an Employee who is a non-resident alien who has no earned income (within the meaning of Code Section 911(b) from an Employer which constitutes income from sources within the United States within the meaning of Code Section 861(a)(3).

1.19 Defined Benefit Plan means any plan maintained by an Employer or Related Company, established and qualified under Code
Section 401, other than a Defined Contribution Plan. A Defined Benefit Plan that provides a benefit derived from employer contributions and that is based partly on the balance of a separate account of a participant is treated as a Defined Contribution Plan to the extent that benefits are based on that separate account.

1.20 Defined Contribution Plan means a plan established and qualified under Code Section 401 which provides for an individual account for each participant in the plan and for benefits based solely on the amount contributed to the participants' accounts and any income, expenses, gains, losses, realized and unrealized appreciation, and forfeitures which may be allocated to such accounts.

1.21     Disability means:

          (a) effective, June 24, 1994, a condition entitling a Participant to benefits under the Long-Term Disability Plan maintained for the benefit of Employees of the Sponsor and its Related Companies; and

          (b) for periods prior to June 24, 1994, under the Former Plan, Disability means a medically determinable physical or mental impairment which can be expected to result in death or be of long-continued or indefinite duration and which prevents the Participant from engaging in any substantially gainful employment. The existence of a Disability is to be determined by the Administrator, based on medical evidence it deems appropriate. The Administrator may require a disabled Participant to submit to medical examinations by a licensed physician (selected by the Administrator) from time to time to establish his Disability at that time. A Participant's refusal to submit to those examinations is sufficient grounds for the Administrator to determine that his Disability does not then exist.
          (c)     despite the preceding provisions, a
Participant's qualification for Social Security disability benefits is sufficient evidence of his Disability for purposes of this Plan.

1.22     Early Retirement Date is defined in Plan section 7.2
If, however, an earlier early retirement date is specified in any Predecessor Plan that is merged into this Plan, the Early Retirement Date shall be such earlier date for Participants who have accounts transferred from a Predecessor Plan to this Plan.

1.23 Earnings means an Employee's earned income, wages, salaries, fees for professional services and other amounts received (without regard to whether an amount is paid in cash) for personal services actually rendered in the course of employment with an Employer maintaining the Plan to the extent that such amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan as described in Treasury regulation Section 1.162-2(c)). Earnings do not include:

              (1)     employer contributions to a plan of
deferred compensation to the extent the contributions are not included in the gross income of the Employee for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan, and any distributions from a plan of deferred compensation;

              (2)     amounts realized from the exercise of a
non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

              (3) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

              (4) other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee), or contributions made by an Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Code
Section 403(b) (whether or not the contributions are actually excludible from the gross income of the Employee).

      (a) For Limitation Years beginning after December 31, 1991, for purposes of applying the limitations of Plan article 4 with respect to Code Section 415 limitations on contributions and benefits, Earnings for a Limitation Year means the Earnings actually paid or made available during such Limitation Year.

      (b)     For all Plan Years beginning before January 1,
1989, Earnings exceeding $200,000 for any Plan Year for any Employee shall be ignored if this Plan is a Top-Heavy Plan for that Plan Year as described in Plan article 11.

      (c) For Plan Years beginning after December 31, 1988, and before January 1, 1994, the annual Earnings of each Participant which may be taken into account for determining all benefits under the Plan for any Plan Year must not exceed $200,000. This limitation shall be adjusted by the Secretary of the Treasury at the same time and in the same manner as under Code Section 415(d), except that the dollar increase in effect on January 1 of any calendar year is effective for any Plan Year beginning in such calendar year and the first adjustment to the $200,000 limitation is effective January 1, 1990.

      (d) For Plan Years beginning after December 31, 1993, the annual Earnings of each Participant which may be taken into account for determining all benefits under the Plan for any Plan Year must not exceed $150,000, as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17). The cost-of-living adjustment in effect for a calendar year applies to any determination period beginning in such calendar year.

     (e) If the Plan determines Earnings for a period of time that contains fewer than 12 months, the annual Earnings limit is an amount equal to the otherwise applicable limit described in subsection (b), (c), or (d) as applicable for the calendar year in which such determination period begins multiplied by a fraction, the numerator of which is the number of months in the short determination period, and the denominator of which is 12.

      (f) In determining a Participant's Earnings under these limits, the Family Member aggregation rules under Code Section 414(q)(6) shall apply except that Family Members shall include only the Participant's Spouse and any lineal descendants who have not reached age 19 before the close of the year. If as a result of the application of such rules, the adjusted annual Earnings limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Earnings as determined under this section prior to the application of this limitation.

     (g) If Earnings for any prior determination period are taken into account in determining a Participant's allocations for the current Plan Year, the Earnings for such prior determination period is subject to the applicable annual limit on Earnings as in effect for that prior period. For this purpose, in determining allocations in Plan Years beginning on or after January 1, 1989, the annual Earnings limit for determination periods beginning before that date is $200,000. In addition, in determining allocations in Plan Years beginning on or after January 1, 1994, the annual Earnings limit in effect for determination periods beginning before that date is $150,000.

1.24 Effective Date means for this amendment and restatement of the Plan, July 1, 1989, except to the extent that this Plan expressly designates that a provision in this Plan is to be effective at an earlier or later date. The original Effective Plan for the Former Plan is July 1, 1984.

1.25 Employee means an individual who is rendering personal services to an Employer or a Related Company in the capacity of an employee under general common law principles or as a sole proprietor or partner of the Employer or a Related Company.

     (a) Employee also includes any leased employee during periods he renders services to the Employer or a Related Company after December 31, 1986, and is required by Code Section 414(n)(2) to be considered an Employee of that Employer or Related Company. Despite the preceding, if such leased employees constitute less than 20% of the Employer's and any Related Company's nonhighly compensated work force within the meaning of Code Section 414(n)(5)(C)(ii), the term Employee shall not include those leased employees covered by a plan described in Code Section 414(n)(5) unless otherwise provided by the terms of this Plan.

     (b) Employee status continues during Leave of Absence and periods during which an employee is entitled to back pay.

     (c) Any person serving only as a director or independent contractor to an Employer or a Related Company is not an Employee.

1.26 Employer means the Sponsor and any Related Company, individually or collectively, as applicable, or their successor which may adopt the Plan for the benefit of some or all of its Employees. The term Employer refers to all Employers collectively, as if they were one entity, unless the context clearly indicates that each Employer is referred to separately. Prior to May 14, 1993, Employer means Continental Federal Savings Bank, Commonwealth Investment Mortgage Corporation, Commonwealth Investment Service Corporation, and Maryland Marine, Inc.

1.27     Entry Date means July 1 and January 1.

1.28 ERISA means the Employee Retirement Income Security Act of 1974, as amended at the relevant time.

1.29     Excess Aggregate Contribution is defined in Plan section
3.8.

1.30     Excess Deferral is defined in Plan section 3.5.

1.31     Excess 401(k) Contribution is defined in Plan section
3.6.

1.32 Family Member, for Plan Years beginning after December 31, 1986, means a member of the family of a 5% owner or one of the 10 Highly Compensated Employees paid the greatest Earnings during the relevant year. For purposes of this section, the term "family" means, with respect to any Employee, such Employee's Spouse and lineal ascendants or descendants and the spouses of such lineal ascendants or descendants. Except as otherwise specified in regulations, a Family Member is not considered to be an Employee separate from the Employee whose status under this Plan causes the individual to be a Family Member.

1.33     Former Plan means the Continental Federal Savings Bank
Investment Savings Plan.

1.34 401(k) Account means that portion of a Participant's Account attributable to 401(k) Contributions. 401(k) Contribution means an Employer contribution on behalf of a Participant equal to the amount by which the Participant has elected to reduce his Compensation for the Plan Year pursuant to his Salary Reduction Election. For purposes of any Predecessor Plan or any other plan containing a cash-or-deferred arrangement qualified under Code Section 401(k), 401(k) Contribution includes a Participant's elective deferral under such arrangement.

1.35 Highly Compensated Employee means a highly compensated active Employee and a highly compensated former Employee.

     (a) A highly compensated active employee includes any Employee who performs services for the Employer during the determination year and who, during the look-back year:

             (1)     had Earnings in excess of $75,000 (as
adjusted pursuant to Code Section 415(d));

             (2)     had Earnings in excess of $50,000 (as
adjusted pursuant to Code Section 415(d)) and was a member of the top-paid 20% group of employees (based on Earnings for the year);
or

             (3) had Earnings in excess of 50% of the dollar limitation in effect under Code Section 415(b)(1)(A) (relating to defined benefit plans) and was an officer of the Employer.

A Highly Compensated Employee also includes:

             (1)  Employees who are both described in the
preceding sentence if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the 100 Employees who received the highest Earnings during the determination year; and

             (2) Employees who are 5% owners at any time during the look-back year or determination year.

     (b) If no officer satisfies the Earnings requirement during either a determination year or look-year, the highest paid officer for such year shall be treated as a Highly Compensated Employee. The number of officers taken into account as Highly Compensated Employees for any year will not exceed the greater of three or 10% of the total number of Employees (after application of the Code Section 415(q) exclusions), but no more than 50 officers.

     (c) For purposes of this section, the determination year shall be the Plan Year. The look-back year shall be the 12-month period immediately preceding the determination year. Earnings include amounts contributed by the Employer pursuant to a salary reduction agreement which are not includible in the Employee's gross income pursuant to Code Section 125, Section 402(a)(8),
Section 402(h)(1)(B), or Section 403(b).

     (d) Highly Compensated Employee also includes any former Employee who separated from service (or was deemed to have separated, as determined under Treasury regulations) prior to the determination year, performs no service for the Employer during the determination year, and was a Highly Compensated active Employee either for the separation year or any determination year ending on or after the Employee's 55th birthday. If the former Employee's separation from service occurred prior to January 1, 1987, he is a Highly Compensated Employee only if he was a 5% owner or received Earnings in excess of $50,000 during the year of his separation from service (or the prior year) or any year ending after his 54th birthday.

     (e) If an Employee is, during a Plan Year or the preceding Plan Year, a Family Member of either a 5% owner who is an active or former Employee or a Highly Compensated Employee who is one of the 10 most highly paid Highly Compensated Employees ranked on the basis of Earnings paid by the Employer during such year, then the Family Member and such Highly Compensated Employee shall be aggregated. In such case, the Family Member and such Highly Compensated Employee shall be treated as a single employee receiving Compensation, Earnings, and Plan contributions or benefits equal to the sum of such Compensation, Earnings and contributions or benefits of the Family Member and such Highly Compensated Employee.

     (f) For purposes of determining whether an Employee is a Highly Compensation Employee, the determination shall be made on the basis of Employees of the Employers and Related Companies.

     (g) The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of the top paid 20% group, the top 100 paid Employees, the number of officers, and relevant Earnings, must be made in accordance with Code Section 414(q) and related Treasury regulations.

1.36     Hour of Service means:

     (a) Each hour for which an employee is paid, or entitled to payment, from an Employer for the performance of duties for an Employer. These hours shall be credited to the employee for the Computation Period in which the duties are performed.

     (b) Each hour for which an employee is paid, or entitled to payment, by an Employer on account of a period of time during which no duties were performed (regardless of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or approved leave of absence. No more than 501 Hours of Service will be credited under this paragraph for any single continuous period (whether or not such period occurs in a single Computation Period).

     (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer. The same Hours of Service will not be credited both under paragraph (a) or (b), as the case may be, and under this paragraph (c). These hours shall be credited to the employee for the Computation Period to which the award or agreement pertains, rather than to the Computation Period in which the award, agreement or payment is made.

     (d) No Hours of Service shall be credited to an Employee by reason of a payment due or made under a plan solely for the purpose of complying with applicable workers compensation or unemployment compensation, or disability insurance laws. No Hours of Service shall be credited by reason of a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee. The determination of Hours of Service for reasons other than the performance of duties and the crediting of Hours of Service to Computation Periods shall be made in accordance with Department of Labor regulation Section 2530.200b-2 and (c), which are incorporated herein by reference.

     (e) Hours of Service will be credited for employment with a Related Company. Hours of Service will also be credited for any individual considered an employee for purposes of this Plan under Code Section 414(n) or Code Section 414(o). Hours of Service shall be credited as required under the provisions of the Family and Medical Leave Act to prevent a Break in Service.

     (f) Solely for purposes of determining whether a Break in Service for participation or vesting has occurred in a Computation Period, an individual who is absent from work for a Maternity or Paternity Leave of Absence shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, eight Hours of Service per day of such absence. The total number of Hours of Service credited under the preceding sentence shall not exceed 501, and such Hours of Service must be credited (1) in the Computation Period in which the absence began if the crediting is necessary to prevent a Break in Service in that period, or (2) in all other cases, in the following Computation Period. For purposes of this subsection, Maternity or Paternity Leave of Absence means an absence that began on or after December 31, 1984, (1) by reason of the pregnancy of the individual, (2) by reason of the birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of the child by that individual, or (4) for purposes of caring for such a child for a period beginning immediately following such child's birth or placement. Despite the preceding, no credit shall be given under this subsection unless the Employee furnishes the Administrator information to establish information to establish that the absence from work that the absence from work is for the reasons indicated and the number of days for which there was such an absence.

     (g) Hours of Service will be determined on the basis of actual hours for which an employee is paid or entitled to payment.

1.37 Investment Manager means a person or entity that has the power to acquire and dispose of Plan assets, that acknowledges in writing that it is a fiduciary with respect to the Plan, and that is either:

     (a) an investment advisor registered under the Investment Advisors Act of 1940;

     (b) a bank as defined in the Investment Advisors Act of 1940; or

     (c) an insurance company qualified to manage assets of retirement plans or perform similar functions under the laws of more than one state.

1.38 Leave of Absence means absence without pay authorized by an Employee's Employer without loss of employment status by reason of injury, illness, business of the Employer, vacation, any other reason approved by the Employer in a uniform and nondiscriminatory manner for all Employees under similar circumstances, or service in the armed forces of the United States; provided that in the case of service in the armed forces of the United States, the Employee returns to the employment of the Employer within the period during which his reemployment rights as a veteran are protected by law.

1.39     Limitation Year means the Plan Year.

1.40     Matching Account means that portion of a Participant's
Account attributable to Matching Contributions.  Matching
Contribution means the Employer contribution based on 401(k)
Contributions as described in Plan article 3 or as provided under a Predecessor Plan.

1.41 Nonhighly Compensated Employee means an Employee who is not a Highly Compensated Employee.

1.42 Normal Retirement Age means age 65, except that if any earlier age is specified in a Predecessor Plan, that earlier age shall be the Normal Retirement Age for Participants who have accounts transferred from the Predecessor Plan to this Plan.

1.43 Normal Retirement Date means the first day of the month coincident with or next following the date a Participant attains Normal Retirement Age, except that it shall be any earlier date for Participants who participated in a Predecessor Plan with an earlier Normal Retirement Date.

1.44 Participant means an eligible Employee who has satisfied the conditions for membership set forth in Plan article 2 and whose Account under the Plan has not been fully distributed.

1.45 Pension Account means that portion of a Participant's Account attributable to his accrued benefit under an employer's money purchase pension or a defined benefit pension plan which was all or part of the Participant's accrued benefit under a Predecessor Plan, which is subsequently merged into this Plan.

1.46 Plan means, effective June 24, 1994, the Crestar Merger Plan for Transferred Employees, as reflected in this document and any subsequent amendments. Prior to June 24, 1994, Plan means the Continental Federal Savings Bank Savings Investment Plan, a profit sharing plan with a cash-or-deferred arrangement under Code Section 401(k).

1.47 Plan Year means, effective July 1, 1993, the 12-month period commencing on January 1 and ending on December 31, annually, except that the period July 1, 1993 through December 31, 1993, shall be a short plan year of six months. Prior to July 1, 1993, Plan Year means the 12-month period beginning on July 1 and ending on the following June 30, annually.

1.48 Predecessor Plan means any other Defined Contribution Plan, other than a stock bonus plan, which provides for Employer contributions and which is amended by an Employer to adopt the terms of this Plan or which is merged into this Plan. Unless the context indicates otherwise, Predecessor Plan also includes the Former Plan prior to June 24, 1994.

1.49 Profit Sharing Account means that portion of a Participant's Account attributable to Profit Sharing
Contributions and forfeitures, if any.  Profit Sharing
Contribution means the Employer contribution described in Plan article 3 or a designated profit sharing contribution under a Predecessor Plan.

1.50 Qualified Domestic Relations Order means a judgment, decree, order, or approval of a property settlement agreement, that:

             (1) relates to the provision of child support, alimony payments, or marital property rights to an Alternate
Payee;

             (2) is made pursuant to a state domestic relations or community property law;

             (3) creates or recognizes the right of an Alternate Payee to receive all or a portion of the benefit payable with respect to the Participant under this Plan or that assigns to an Alternate Payee the right to receive all or a portion of the benefits payable to the Participant under the Plan;

             (4) clearly specifies (i) the name and last known mailing address (if available) of the Participant and the name and mailing address of each Alternate Payee, unless the Administrator has reason to know the address independently of the order; (ii) the amount or percentage of the Participant's benefits to be paid by the Plan to each Alternate Payee or the manner in which such amount or percentage is to be determined;
(iii) the number of payments or period to which the order applies; and (iv) each plan to which the order applies;

             (5) does not require the Plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan;

             (6) does not require the Plan to provide increased benefits. An order does not require the Plan to provide increased benefits if the order does not provide for the payment of benefits in excess of the actuarial equivalent of the benefits to which the Participant would be entitled in the absence of the order; and

             (7) does not require the payment of benefits to an Alternate Payee that are required to be paid to another Alternate
Payee under another order determined previously to be a Qualified
Domestic Relations Order.

     (a) A Qualified Domestic Relations Order may provide for payments to begin to an Alternate Payee on or after the date on which the Participant attains or would have attained the earliest retirement age (as defined in Code Section 414(p)(4)(B)), regardless of whether the Participant has separated from service as of that date. If the Participant dies before that date, the Alternate Payee is entitled to benefits only if the Order requires survivor benefits to be paid. In the case of such Order, the amount to be paid to the Alternate Payee is computed by using the benefit that would be payable to the Participant if he had retired on the date on which such payments are to begin, but taking into account only the actuarially equivalent present value of benefits actually accrued.

     (b) A domestic relations order entered before January 1, 1985, is a Qualified Domestic Relations Order if payment of benefits pursuant to the order have begun as of such date, regardless of whether the order satisfies the requirements of Code Section 414(p). A domestic relations order entered before January 1, 1985, may be treated as a Qualified Domestic Relations Order if payment of benefits pursuant to the order have not begun as of such date, regardless of whether the order satisfies the requirements of Code Section 414(p).

1.51 Qualified Joint and Survivor Annuity means an immediate annuity for the life of a Participant with a survivor annuity for the life of the Participant's Spouse that is not less than 50% and not more than 100% of the amount of the annuity payable during the joint lives of the Participant and the Participant's Spouse and that is the amount of benefit which can be purchased with the Participant's vested Account balance. The percentage of the survivor annuity under this Plan shall be 100% for any Participant who is required to receive a Qualified Joint and Survivor Annuity under Plan and fails to designate a percentage.

1.52 Qualified Preretirement Survivor Annuity means an annuity for the life of the Participant's Surviving Spouse which provides an amount of benefit which can be purchased with the Participant's vested Account balance as of the applicable Valuation Date following the Participant's death, provided that any security interest held by the Plan by reason of a loan outstanding the Participant for which a valid spousal consent has been obtain, if necessary, shall reduce the Participant's Account at his death.

1.53 Qualified Nonelective Account means that portion of a Participant's Account attributable to Qualified Nonelective
Contributions.   Qualified Nonelective Employer Contribution
means the Employer contribution described in Plan article 3.

1.54 Related Company means any entity (other than an Employer) that belongs to one or more of the following groups to which an Employer also concurrently belongs:

     (a) a member of a controlled group of corporations as defined in Code Section 1563(a), determined without regard to Code Section 1563(a)(4) and 1563(e)(3)(C), of which an Employer is a member according to Code Section 414(b);

     (b) an unincorporated trade or business that is under common control with an Employer as determined according to Code
Section 414(c);

     (c) a member of an affiliated service group of which an Employer is a member according to Code Section 414(m); or

     (d) any other entity required to be aggregated with an Employer pursuant to Code Section 414(o) and applicable regulations.

For purposes of the provisions of Plan article 4, relating to Code Section 415 limitations on contributions and benefits, Related Company also includes a corporation that would be a Related Company if the phrase "at least eighty percent" in Code
Section 1563(a) read "more than fifty percent" or an unincorporated trade or business that would be a Related Company if Code Section 414(c) were construed using the standard of "more than fifty percent" instead of "at least eighty percent."

1.55 Rollover Account means the portion of a Participant's Account attributable to Rollover Contributions accepted and allocated under a Predecessor Plan. Rollover Contribution means a contribution to a Predecessor Plan made by or on behalf of a Participant attributable to the Participant's nonforfeitable interest in contributions made by an employer under a plan that is qualified under Code Section 401(a).

1.56 Salary Reduction Election means a Participant's election, prior to the time he receives the Compensation to which such election applies, to defer a portion of such Compensation and to cause the Employer to make a 401(k) Contribution to the Plan equal to the amount deferred.

1.57 Special Contribution means an Employer contribution described in Plan article 3.

1.58     Sponsor means, effective May 14, 1994, Crestar Financial
Corporation and any successor to Crestar Financial Corporation, and prior to such date means Continental Federal Savings Bank.

1.59 Spouse means the person to whom a Participant is married by legal contract at the relevant time. Surviving Spouse means the Participant's Spouse who survives him. Except as provided in a Qualified Domestic Relations Order, if a Participant dies after his Annuity Starting Date, the individual to whom the Participant was married on his Annuity Starting Date is the Spouse even if the Participant and the individual are not married at the Participant's death. A Qualified Domestic Relations Order may provide that a former Spouse will be treated as the Participant's Spouse or Surviving Spouse for any purpose under the Plan.

1.60     Stock means the common stock of Crestar Financial
Corporation.

1.61 Suspense Account means a separate bookkeeping account maintained to reflect the following items until they are allocated to Participants' Accounts: (1) Employer contributions for any Prior Plan Year that could not be allocated to any Participant's Account at an earlier allocation date because of the Maximum Permissible Amount for Annual Additions as described in Plan article 4; (2) advance Employer contributions made during the Plan Year but before they are allocated to Participants' Accounts; and (3) any other amounts that are credited to the Suspense Account under other Plan provisions. As of the last Valuation Date of the Plan Year, the Suspense Account's balance is to be added to, and allocated as part of the Employer contributions for that Plan Year as described in Plan article 4.

1.62 Termination Date means the date on which an Employee terminates his employment with all the Employers and Related
Companies.

1.63 Test Pay means subject to the applicable dollar limit applied to Compensation and Earnings, the compensation received during the Plan Year by the Employee from the Employer (other than compensation in the form of qualified or previously qualified deferred compensation) that is currently includible in the Employee's gross income for federal income tax purposes; provided that the Administrator maya elect to include in Test Pay for any year the Employee's 401(k) Contribution and any of the Employer contributions pursuant to the Employee's salary reduction agreement which are not included in the Employee's income pursuant to Code Sections 125, 401(a)(8), 401(h)(1)(B) and 403(b), or may elect to use any of the alternative definitions permitted under Code Section 414(s) or applicable regulations. The election shall be made on a consistent and uniform basis with respect to all Employees and all plans of the Employer for any particular year and must be made on a reasonable and consistent basis from year to year. The Administrator may in its sole discretion change this election. However, for those Plan Years permitted under Treasury regulations, the Administrator may elect to define Test Play for this plan as items of remuneration received by the Employee for periods while the Employee is a Participant in this Plan.

1.64 Trust Agreement means the agreement between the Sponsor and the Trustee providing for the establishment and management of the Trust Fund.

1.65 Trust Fund means the fund described in Plan article 12 which holds Plan assets and is administered by the Trustee pursuant to the terms of the Plan and the Trust Agreement.

1.66 Trustee means the person or entity accepting in writing the appointment by the Board to serve as trustee and any successor to such person or entity.

1.67 Valuation Date means the last business day of each month.

1.68 Year of Service means each Computation Period in which an Employee completes 1,000 Hours of Service, subject to the following subsections and to the applicable service rules for eligibility as described in Plan article 2 and service rules for vesting as described in Plan article 6.

     (a) Unless otherwise specifically excluded, an Employee's Years of Service includes Years of Service before the Effective Date of this Plan and Years of Services earned during period when he is not a Covered Employee.

     (b) Despite the preceding, Years of Service prior to the date on which a Predecessor Plan merges into this Plan are to be determined exclusively under the terms of the Predecessor Plan.

     (c) Years of Service earned during separate employment period are to be aggregated unless Years of Service are lost under the Break in Service rules.

     (d) An Employee will be granted credit for Hours of Service currently during any Leave of Absence with pay based on the Hours of Service attributable to that period, up to a maximum of 501 Hours of Service for any single, continuous paid Leave of Absence.

                            ARTICLE 2

                         PLAN MEMBERSHIP


2.1     Conditions of Participation

     (a) Special rule. Each Employee who is a Participant in the Plan on the Effective Date shall continue to be a Participant in the Plan thereafter, subject to the provisions of the Plan.

     (b) New Participants. Prior to May 14, 1993, each Covered Employee shall automatically become an Active Participant in the Plan on the Entry Date immediately following his attainment of age 21 and his completion of one Year of Service for eligibility, provided he is a Covered Employee on such date. If an Employee who meets the age and service requirements is not a Covered Employee on the Entry Date, he shall become a Participant immediately on the date he becomes a Covered Employee.

     (c) Participation frozen. Effective May 14, 1993, participation in the Plan is frozen, and the only individuals who are or may become Participants in this Plan are the following:

             (1) Participants in the Former Plan who have undistributed Account balances in the Plan as of May 14, 1993.

             (2) Participants in a Predecessor Plan (other than the Former Plan), which is merged into this Plan on or after June 24, 1994 who have undistributed account balances at the time of such merger which are transferred to this Plan.

2.2     Employment Status Changes

     (a) Changing to Non-Covered Employee. If a Participant does not terminate his employment but has a job status change that causes him to cease to be a Covered Employee, he ceases to be an Active Participant but he continues to be a Plan Participant as long as he has an Account balance in the Plan.

     (b) Changing to Covered Employee. If an Employee becomes a Covered Employee due to a change in his employment status, he begins participation in the Plan according to Plan section 2.1(b), except that if such an Employee has already satisfied the age and service conditions of Plan section 2.1(b), he becomes an Active Participant on the date he becomes a Covered Employee.

     (c)     Reemployment

             (1) Participants. If a Participant terminates his employment and is subsequently rehired at a time when he has lost his prior Years of Service for eligibility, he shall be treated as a new Employee and he shall be eligible to become an Active Participant again when he has satisfied the provisions of Plan section 2.1(b) after his reemployment. If a Participant terminates his employment and is subsequently rehired at a time when he has not lost his prior Years of Service for eligibility, he shall become a Participant again on the day he first completes an Hour of Service as a Covered Employee.

             (2) Non-Participants. If an Employee who has not become a Plan Participant terminates his employment with the Employers and is subsequently rehired, he shall be eligible to participate in the Plan in accordance with the provisions of Plan section 2.1(b).

     (d)     Effective date.  The provisions of this Plan section
2.2 apply only to periods prior to May 14, 1993.

2.3 Termination of Participation. An individual ceases to be an Active Participant in this Plan when he is no longer a Covered Employee and he ceases to participate in this Plan when his entire Account balance is distributed to him or in the even to his death, to his Beneficiary.

2.4 Application to Participate. Participation in the Plan is automatic; an application to participate is not required.

2.5     Administrator Determination

     In the event any question should arise as to the eligibility of any person to become a Participant or the commencement of participation, the Administrator shall determine such question. The Administrator's decision shall be conclusive and binding, except to the extent of a claimant's right to appeal the denial of a claim.

2.6     Eligibility Service

     (a) In general. Credit for completing a Year of Service in any Computation Period is to be credited only on the last day of that Period, regardless of when the necessary Hours of Service were completed during that Period. An Employee who is credited with 1,000 Hours of Service in both his initial eligibility Computation Period and in the first Plan Year beginning after the commencement of his initial eligibility Computation Period will be credited with two Years of Service for eligibility.

     (b)     Loss of Years of Service for eligibility.  An
Employee who does not have a vested right to Employer contributions under this Plan loses credit for his prior Years of Service for eligibility when the number of his consecutive one-year Breaks in Service exceeds five and is also equal to or greater than the number of his credited Years of Service for eligibility.

                            ARTICLE 3

                          CONTRIBUTIONS


3.1     Contributions Suspended

        Effective as of the close of business on July 2, 1993, all 401(k) Contributions, Rollover Contributions and Matching Contributions are suspended and all Salary Reduction Elections are canceled. Effective as of the date determined by the Board or its designee after July 24, 1994, all other contributions to the Plan are suspended and the only contributions that may be accepted are the transfers of accounts to this Plan from a Predecessor Plan that is merged into this Plan.

3.2     Basic Contributions

     (a) Discretionary amount. In each Plan Year the Employer may make discretionary Basic Contributions to the Trust Fund in such amounts as may be determined by the Employer from time to time. The Employer has no obligation to make Basic Contributions for any Plan Year and may completely terminate Basic Contributions at any time.

     (b) Undesignated amount. The Basic Contributions for a Plan Year include all Employer payments designated as Basic Contributions for that Plan Year. All other Employer payments received between the first day of the Plan Year and the last date by which Employer contributions must be made to the Plan to be deductible for that Plan Year (inclusive), except (i) payments specifically designated for other purposes, such as 401(k) Contributions, Matching Contributions and Special Contributions;
(ii) payments made after the last day of the Plan Year which the Employer expressly advises the Trustee are to be credited to the next Plan Year (that is, the Plan Year in which they are paid); and (iii) contributions paid before the date for making deductible contributions for the prior Plan Year and credited to that prior Plan Year, plus all other amounts credited to the Suspense Account as of the last day of that Plan Year are deemed to consist of an equal amount of Basic Contributions and Matching Contributions for the Plan Year; provided, however, that the amount in excess of the maximum amount of Matching Contributions under Plan section 3.8 for that Plan Year shall be deemed to be Basic Contributions for that Plan Year.

     (c) Allocation. As of the last day of the Plan Year, all Basic Contributions allocable for that Plan Year are to be credited to the Basic Accounts of all Active Participants for the Plan Year in proportion to each such Participant's Compensation for the Plan Year, but not in excess of the Maximum Permissible Amount for Annual Additions as described in Plan article 4.

     (d)     Effective date.  The provisions of this Plan section
3.2 are effective on and after July 1, 1992, and until suspended in accordance with Plan section 3.1.

3.3     Profit-Sharing Contributions

     (a) Amount. Effective May 14, 1993, the Employers shall contribute to the Plan from the aggregate of their current and accumulated earnings and profits an amount on behalf of eligible Active Participants equal to a percentage of their Compensation determined under the table set forth below based on the Return on Equity ("ROE") for 1993:

            ROE                         % of Pay

          Less than 7.0%     0.            0%
          7.0% but less than 7.5%          1.0%
          7.5% but less than 8.0%          1.5%
          8.0% but less than 8.5%          2.0%
          8.5% but less than 9.0%          2.5%
          9.0% but less than 9.5%          3.0%
          9.5% but less than 10.0%         3.5%
          10.0% but less than 10.5%        4.0%
          10.5% but less than 11.0%        4.5%
          11.0% but less than 11.5%        5.0%
          11.5% but less than 12.0%        5.5%
          12.0% and greater                6.0%

     (b) Special definitions. The following definitions apply for purposes of this Plan section 3.3.

            (1) Compensation for an Active Participant shall include only the base pay as Compensation which the Participant received during the time he had a Salary Reduction Election in effect under this Plan on and after May 14, 1993.

            (2) Return on Equity ("ROE") means the ratio of Net Income (as reported in the Sponsor's annual report) to Average Total Stockholders' Equity (as reported in the Sponsor's annual report).

     (c) Effective date. This Plan section 3.3 is effective only for periods on and after May 14, 1993, during which 401(k)
Contributions are allowed to be made under this Plan.

3.4     Qualified Nonelective Contributions.
     The Employer may
make Qualified Nonelective Contributions to the Plan for any Plan Year for allocation to Qualified Nonelective Accounts. Qualified Nonelective Contributions are neither 401(k) Contributions nor Matching Contributions, are 100% vested when made, which a Participant may not elect to have paid in cash instead of being contributed to the Plan, and which are subject to the same distribution restrictions as 401(k) Contributions. Qualified Nonelective Contributions are to be determined by the Employer in its discretion, and the Employer has no obligation to make such Contributions for any Plan Year.

     (a) Method. Qualified Nonelective Contributions may be made by the Employer:

             (A) by a direct contribution to the Plan which is designated as a Qualified Nonelective Contribution and made on or before the date by which deductible contributions may be made by the Employer to the Plan for that Plan Year;

             (B) by the Employer directing that any portion or all of the forfeitures available for allocation for that Plan
Year be recharacterized as Qualified Nonelective Contributions for that Plan Year; or

             (C)     by any combination of the foregoing.

     (b) Allocation. As of the last day of each Plan Year, all Qualified Nonelective Contributions allocable for that Plan Year (including those designated as such after the last day of the Plan Year) are to be credited to the Qualified Nonelective Accounts of all Participants who are not Highly Compensated Employees for that Plan Year in the proportion which each such Participant's Compensation for that Plan Year bears to the total Compensation of all such Participants for that Plan Year. Once allocated, Qualified Nonelective Contributions may either be treated as 401(k) Contributions, as Matching Contributions, or both, as determined by the Administrator, for purposes of determining each Participant's deferral percentage under the ADP test or contribution percentage under the ACP test; provided, however, that the same Qualified Nonelective Contribution may not be treated as both a 401(k) and a Matching Contribution.

3.5     401(k) Contributions

     (a) In general. The Employers' 401(k) Contribution for a Plan Year is the total of all amounts deferred pursuant to Participants' Salary Reduction Elections for that Plan Year. Each Employer must transfer 401(k) Contributions to the Trustee as soon as practicable after the payroll period to which they relate but in no event more than 90 days after that date.

     (b) Amount. An Active Participant may enter into a Salary Reduction Election for the purposes of this Plan in which he agrees with his Employer to reduce his Compensation by at least 1% and not more than 15%, on the condition that the Employer is to contribute an equal amount to this Plan on behalf of the Participant for the Plan Year in which the corresponding Compensation is reduced. 401(k) Contributions must be stated in even increments of 1%. The Administrator may adopt policies limiting the amount of 401(k) Contributions to be made on behalf of any Participant and the manner in which those contributions are to be made. Any designated 401(k) Contribution may be effective only after the Salary Reduction Agreement is executed and while the Participant is an Active Participant. A Salary Reduction Agreement will become effective on the next Entry Date after the Administrator receives it. 401(k) Contributions on behalf of any Participant for any calendar year may not exceed $7,000 (adjusted at the same time and in the same manner as under Code Section 415(d)) in any calendar year.

     (c) Changes in Salary Reduction Elections. A Participant may change the rate of his salary deferral under his Salary Reduction Election at the next Entry Date during each Plan Year by filing a form as required by the Administrator. A Participant may voluntarily suspend his 401(k) Contributions at any time by giving written notice to that effect to the Administrator, and the suspension shall be effective as soon as administratively feasible after that notice is received by the Administrator. 401(k) Contributions on behalf of a Participant shall be automatically suspended for any Participant who makes a hardship withdrawal pursuant to Plan article 7 (or pursuant to any other qualified plan under a cash-or-deferred arrangement under Code Section 401(k) which is maintained by an Employer or Related Company) until the first Entry Date which is at least 12 months after the Participant receives such a withdrawal. In addition, for the calendar year following receipt of a hardship withdrawal, the maximum permissible amount of 401(k) Contributions under this Plan, as determined under Code Section 401(g), shall be reduced by the amount of 401(k) Contributions allocated to the Participant in the year in which the hardship withdrawal was received. The Administrator shall determine any other procedures by which a Participant may designate from time to time the rate of 401(k) Contributions on his behalf, provided that any such designation must apply prospectively -that is, the designation is not to apply to Compensation earned prior to the date that designation is filed with the Administrator.

     (d) Excess Deferrals. An Excess Deferral means a Participant's elective deferral for a taxable year beginning after December 31, 1986, to the extent that such elective deferral exceeds $7,000 (adjusted at the same time and in the same manner as under Code Section 415(d)). This dollar limitation does not apply to elective deferrals of amounts attributable to service performed during 1986 and described in
Section 1105(c)(5) of the Tax Reform Act of 1986. For purposes of this subsection, "elective deferrals, with respect to any taxable year of a Participant means the sum of the following:

             (1) any employer contribution under a qualified cash-or-deferred arrangement (as defined in Code Section 401(k)) to the extent not includible in gross income for the taxable year under Code Section 402(a)(8) (determined without regard to Code
Section 402(g));

             (2) any employer contribution under a simplified employee pension (as defined in Code Section 408(k)) to the extent not includible in gross income for the taxable year under Code Section 402(h)(1)(B) (determined without regard to Code
Section 402(g));

             (3) any employer contribution to an annuity contract under Code Section 403(b) under a salary reduction agreement (within the meaning of Code Section 3121(a)(5)(D)) to the extent not includible in gross income for the taxable year on account of Code Section 401(b) (determined without regard to Code
Section 402(g)); and

             (4) any employee contribution designated as deductible under a trust described in Code Section 501(c)(18) to the extent deductible from the individual's income for the taxable year on account of Code Section 501(c)(18) (determined without regard to Code Section 402(g)).

             Any deferrals that, but for Code Section 402(a)(8), 402(h)(1)(B), and 403(b) would have been received or treated as received by an individual for the taxable year are to be treated as elective deferrals for such year.

     (e) Distribution of Excess Deferrals. The Administrator shall implement the provisions of this subsection (e) if, in a calendar year, a Participant's 401(k) Contributions under this Plan and elective deferrals under any other plan or arrangement described in Code Sections 401(k), 408(k) or 403(b) which is maintained by the Employer or any Related Company in the aggregate result in Excess Deferrals for the Participant. The Administrator has the discretion to implement or not implement this subsection (e) if, in a calendar year the Participant has Excess Deferrals, taking into account 401(k) Contributions made to this Plan and elective deferrals made to a plan or arrangement maintained by another employer which is not an Employer or a Related Company, so long as the Administrator's discretion is exercised uniformly as to Participants who are similarly situated and so long as the Administrator does not discriminate in favor of Highly Compensated Employees.

          (1) If a Participant has Excess Deferrals in any taxable year, the Participant may ask the Administrator to distribute all or part of the excess from this Plan. The claim must be submitted in writing to the Administrator no later than March 1 following the taxable year in which the Excess Deferrals were made. The Participant must state in the claim that Excess Deferrals exist for the preceding taxable year and must specify the amount of the Excess Deferral to be distributed.

          (2) In any case where the Excess Deferrals occur as the result of 401(k) Contributions made to this Plan and to any other plan or arrangement maintained by the Employer or any Related Company (ignoring contributions made to a plan maintained by any other employer that is not an Employer or a Related Company), the Administrator shall be required to distribute the Excess Deferrals pursuant to this subsection, whether or not a written claim is submitted by the Participant.

          (3) When Excess Deferrals are to be distributed pursuant to this subsection (e), then despite any other Plan provision, the Administrator shall distribute the Excess Deferrals, and the income or loss allocated thereto no later than the April 15 following the taxable year in which the Excess Deferrals were made. The income or loss allocable to those Excess Deferrals shall be determined pursuant to Treasury regulation Section 1.402(g)-1(e)(5) (or successor regulations) but shall not include the allocable income or loss for the period between the end of the taxable year in which the Excess Deferrals occurred and the date of distribution.

          (4) Despite any other provision of the Plan, the Administrator shall distribute the Excess Deferrals, and the income or loss allocated thereto, as soon as possible after the request is made. The income or loss allocable to the Excess Deferrals shall be determined pursuant to relevant Treasury regulations.

3.6     Limitations on 401(k) Contributions

     (a) Prohibitions. In no event may the Administrator allow a 401(k) Contribution to be made for or allocated to a Participant if that allocation would cause the Plan to violate the limitations of Code Section 415 or the nondiscrimination prohibitions of Code Section 401(a)(4). If a Participant makes a Salary Reduction Election that produces an Excess Deferral for that Participant, the Administrator may cause that Participant's Excess Deferrals to be allocated and distributed in accordance with Plan section 3.5.

     (b) ADP Testing. Despite any other provision of the Plan to the contrary, for Plan Years beginning after December 31, 1986, the Actual Deferral Percentage (ADP) for all Highly Compensated Employees may not exceed the ADP for all Nonhighly Compensated Employees eligible to participate for the Plan Year determined in accordance with the following table:

          If the ADP for             Then the ADP for
        Non-Highly Compensated       Highly Compensated
         Employees as a group        Employees as a group
                 is:                   must not exceed:

Test 1:     2% or less        2.0 times Non-Highly Compensated
                                Employees Group ADP

Test 2:     2% to 7%          Non-Highly Compensated Employees
                              Group ADP plus 2 percentage points

Test 3:     8% or more         1.25 times Non-Highly Compensated
                                   Employees Group ADP

            (1) Actual Deferral Percentage or ADP means, for purposes of the preceding table, the average of the ratios
(calculated separately for each Employee in the respective group) of

                    (A)     the amount of 401(k) Contributions
(including Excess Deferrals that are distributed pursuant to section 3.5) and Qualified Nonelective Contributions allocated to the Account of each such Employee for the Plan Year, to

                    (B)  the Employee's Test Pay for the Plan
Year (whether or not the Employee was a Participant for the entire Plan Year),

                    (C)  but excluding 401(k) Contributions that
are taken into account in the ACP test (provided the ADP test is satisfied both with and without exclusion of those 401(k)
Contributions).

            (2) An Employee who would be a Participant but for the failure to have 401(k) Contributions made on his behalf shall be treated as a Participant on whose behalf no 401(k)
Contributions are made.

            (3) For purposes of determining the ADP of a Highly Compensated Employee who is a 5% owner or one of the 10 most highly paid Highly Compensated Employees for the Plan Year, his 401(k) Contributions (and Qualified Nonelective Contributions if treated as 401(k) Contributions under the ADP test in this subsection (b)), and Test Pay shall include the 401(k) Contributions (and Qualified Nonelective Contributions if treated as 401(k) Contributions under the ADP test in this subsection
(b)) and Test Pay of Family Members. Family Members with respect to such Highly Compensated Employees shall be disregarded as separate Employees in determining the ADP both for Nonhighly Compensated Employees and Highly Compensated Employees.

            (4)     For purposes of the ADP Test, 401(k)
Contributions and Qualified Nonelective Contributions must be made before the last day of the 12-month period immediately following the Plan Year to which the contributions relate.

            (5)     The Employer shall maintain records
sufficient to demonstrate satisfaction of the ADP test and the amount of Qualified Nonelective Contributions used in such test.

            (6) The determination and treatment of the ADP amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

     (c)     Multiple plan limitations

             (1) The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have 401(k) Contributions (and Qualified Nonelective Contributions if treated as 401(k) Contributions for purposes of the ADP test under subsection (b)) allocated to his Account under this Plan and under any other qualified plan under Code Section 401(k) which is maintained by an Employer or a Related Company shall be determined as if all his 401(k) Contributions (and, if applicable, Qualified Non-elective Contributions) under such plans were made under a single 401(k) arrangement. If a Highly Compensated Employee participates in two or more such cash or deferred arrangements that have different plan years, all cash or deferral arrangements ending with or within the same taxable year shall be treated as a single arrangement. Despite the preceding, certain of such plans shall be treated as separate plans if mandatorily disaggregated under Treasury regulations under Code
Section 401(k).

             (2) In the event that this Plan satisfies the requirements of Code Section 401(k), Section 401(a)(4), or
Section 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code sections only if aggregated with this Plan, then the ADP test in subsection (b) shall be applied by determining the ADPs of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated to satisfy Code Section 401(k) only if they have the same plan year.

      (d) Adjustments to 401(k) Contributions. If and to the extent necessary to comply with the ADP test, the Administrator may reduce or suspend any Highly Compensated Employee's rate or amount of 401(k) Contributions (for 401(k) Contributions that have not yet been earned). The Employer may also make Qualified Nonelective Contributions as described in Plan section 3.4.

      (e) Allocation of excess. If, after any adjustments under subsection (d), Excess 401(k) Contributions remain, the Administrator shall determine each Highly Compensated Employee's share of the excess. The Administrator first lists the Highly Compensated Employees in the order of descending ADPs, as if on an individual basis. The Administrator then reduces the 401(k) Contributions attributable to all Highly Compensated Employees who deferred the highest percentage level by percentage increments, but not below the next highest percentage level. If the needed reduction will cause a reduction below that second highest percentage level, all Highly Compensated Employees who deferred that second percentage level and those whose deferral percentages have been reduced are reduced by percentage increments as needed. If the needed reduction will cause a reduction below the next lower percentage level, the same procedure is followed as to all Highly Compensated Employees who deferred that percentage level and those whose deferral percentages have already been reduced. The Administrator must repeat this procedure until all Excess 401(k) Contributions have been distributed.

     (f)     Distribution of Excess 401(k) Contributions.
Despite any other provisions of the Plan, Excess 401(k) Contributions for a Plan Year and any income or loss allocable thereto shall be distributed to the Participants on whose behalf such Excess 401(k) Contributions were made. Such distributions shall be made no later than the last day of the Plan Year following the Plan Year for which the Excess 401(k) Contributions were made. If such excess amounts are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10% excise tax will be imposed on the Employer maintaining the Plan with respect to such amounts. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess 401(k) Contributions attributable to each of such Employees as
determined under subsection (e).   Excess 401(k) Contributions of
Participants who are subject to the Family Member aggregation rules shall be allocated among the Family Members in proportion to the 401(k) Contributions (and any amounts treated as 401(k) Contributions) of each Family Member who is combined to determine the combined ADP.

            (1) Excess 401(k) Contributions distributed under this subsection shall be adjusted for any income or loss based on a reasonable method of computing the allocable income or loss. The method selected must be applied consistently to all Participants and used for all corrective distributions under the Plan for the Plan Year, and must be the same method that is used by the Plan for allocating income or loss to Participants' Accounts. Income or loss allocable to the period between the end of the taxable year and the date of distribution may be disregarded in determining income or loss.

             (2)     Excess 401(k) Contributions shall be
distributed from the Participant's 401(k) Account in proportion to the Participant's 401(k) Contributions for the Plan Year. Excess 401(k) Contributions attributable to Qualified Nonelective Contributions shall be distributed from the Participant's Qualified Nonelective Account only to the extent that such Excess 401(k) Contributions exceed the balance in the Participant's 401(k) Account.

     (g) Use of Alternative Tests. Despite the preceding provisions, if and to the extent necessary to comply with the nondiscrimination requirements of Code Section 410(m), the Administrator in its sole discretion elects to comply with Test 1 or 2 in subsection (b) table, and the sum of the ADP and the ACP for Highly Compensated Employees exceeds the aggregate limit described in Treasury regulation Section 1.401(m)-2(b)(3)(i), then the Administrator shall not use Test 1 or 2 under the table in subsection (b) above, but instead shall comply with Test 3 for purposes of meeting the nondiscrimination requirements of Code
Section 401(k).

3.7     Matching Contributions

     (a) Amount. For Plan Years that begin prior to July 1, 1991, the Employer shall make Matching Contributions for each Plan Year in an amount which, when added to all other amounts credited to the Suspense Account as of the Allocation Date is equal to the 401(k) Contributions for that Plan Year made by each Participant up to a maximum of 3% of the Participant's Compensation for that Plan Year (but not exceeding the Maximum Permissible Amount for Annual Additions for that Plan Year in which those Matching Contributions are to be credited to the Participant's Account). For Plan Years that begin after June 30, 1992, the Employer may, in its absolute discretion, make Matching Contributions for each Plan Year in an amount which does not exceed the 401(k) Contributions made on behalf of each Participant up to a maximum of 3% of such Participant's Compensation for that Plan Year (but not exceeding the Maximum Permissible Amount for Annual Additions for the Plan Year in which those Matching Contributions are to be credited to the Participant's Account). Despite the preceding, Matching Contributions shall not be made with respect to any 401(k) Contributions contributed for any pay period after December 31, 1990, but before July 1, 1992. Effective as of the close of business on July 2, 1993, all Matching Contributions are suspended.

     (b) Supplemental Matching Contributions. The Employer may also make supplemental Matching Contributions to the Trust Fund for any Plan Year for allocation among certain eligible Participants, as described in this subsection. The supplemental Matching Contribution amount for any Plan Year is to be determined by the Employer, in its discretion, and contributed by the time for making deductible contributions for that Plan Year. The Employer has no obligation to make supplemental Matching Contributions for any year and may completely terminate such contributions at any time. As of the last date of each Plan Year, all supplemental Matching Contributions allocable for that Plan Year, whether contributed before or after the last day of the Plan Year, are to be credited to the Matching Accounts of all Participants who are Active Participants during the Plan Year and are not Highly Compensated Employees for the Plan Year in proportion to such Participant's Compensation for the Plan Year.

     (c) Undesignated amounts. Matching Contributions for any Plan Year include all Employer payments designated as Matching Contributions. All Employer payments received between the first day of the Plan Year and the last date by which Employer contributions must be made to the Plan to be deductible for that Plan Year (inclusive), except (i) payments specifically designated for other purposes, such as Basic Contributions, 401(k) Contributions and Special Contributions; (ii) payments after the last day of the Plan Year which the Employer expressly advises the Trustee are to be credited to the next Plan Year (that is, the Plan Year in which they are paid); and (iii) contributions paid before the date for making deductible contributions for the prior Plan Year and credited to that prior Plan Year, plus all other amounts credited to the Suspense Account as of the last day of the Plan Year are deemed to consist of an equal amount of Basic Contributions and Matching Contributions for the Plan Year; provided, however, that the amounts in excess of the maximum amount of Matching Contributions under Plan section 3.8 for that Plan Year shall be deemed to be Basic Contributions for that Plan Year.

3.8     Limitations on Matching Contributions

      (a) In general. The Administrator is to determine from time to time whether the Matching Contributions (including supplemental Matching Contributions) made or anticipated under this Plan in Plan Years beginning after December 31, 1986, comply with the nondiscrimination provisions of Code Section 414(m).

     (b) ACP testing. The table in this subsection (b) determines whether Excess Aggregate Contributions exist for a Plan Year. Any amounts that are allocated to Matching Accounts and any other contributions that are treated under Code Section 401(m) as matching contributions or Employee contributions for the Plan Year and that exceed the Highly Compensated Employees' Contribution Percentage allowances in the following table are Excess Aggregate Contributions for the Plan Year.

          If the                    Then the
     Contribution Percentage      Contribution Percentage
    for Non-Highly Compensated      for Highly Compensated
       Employee as a group         Employees as a group
             is:                       cannot exceed:

Test 1:   2% or less         2.0 times Non-Highly Compensated
                                    Employees Group ACP

Test 2:   2% to 8%            Non-Highly Compensated Employees
                             Group ACP plus 2 percentage points

Test 3:   8% or more         1.25 times Non-Highly Compensated
                                  Employees Group ACP

          (1) Actual Contribution Percentage or ACP means for a specified group of Employees for a Plan Year that begins after 1986, the average of the ratios (calculated separately for each Employee in the group) of

                  (A)     the sum of the Matching Contributions
allocated to the Account of each such Employee for the Plan Year, to

                  (B)     the Employee's Test Pay for that Plan
Year, whether or not the Employee was a Participant for the entire Plan Year.

          (2) For purposes of this subsection (b), the ACPs shall include forfeitures of Excess Aggregate Contributions or Matching Contributions allocated to the Participant's Account which shall be taken into account in the Plan Year in which such forfeiture is allocated. Forfeitures shall be included as ACP amounts only to the extent such forfeitures are used to reduce or supplement Matching Contributions. The Employer may include Qualified Nonelective Contributions in the ACPs and may elect to use 401(k) Contributions in the ACPs as long as the ADP test is met before the 401(k) Contributions are used in the ACP test and continues to be met following the exclusion of those 401(k) Contributions that are used to meet the ACP test.

          (3) If a 401(k) Contribution or other contribution by an Employee is required as a condition of participation in the Plan, any Employee who would be a Participant if such an Employee made such a contribution shall be treated as an eligible Participant on behalf of whom no such contributions are made.

          (4) The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of Qualified Nonelective Contributions used in such test.

          (5)     The determination and treatment of the
contribution percentage of any Participant shall satisfy such other rules as may be prescribed by the Secretary of the Treasury.

     (c) Multiple use. For purposes of subsection (b), if one or more Highly Compensated Employees participates in both a qualified plan described Code Section 401(k) and a plan subject to the ACP test maintained by the Employer or a Related Company, and the sum of the ADP and the contribution percentage of those Highly Compensated Employees shall be reduced (beginning with such Highly Compensated Employee whose contribution percentage is the highest) so that the limit is not exceeded. The amount of such reduction shall be treated as an Excess Aggregate Contribution. The ADP and contribution percentage of the Highly Compensate Employees are determined after any corrections required to meet the ADP and ACP tests. Multiple use does not occur if either the ADP or ACP of the Highly Compensated Employees does not exceed 1.25 multiplied by the ADP and ACP of the Employees who are not Highly Compensated Employees.

     (d) The contribution percentage for any Participant who is a Highly Compensated Employee and who is eligible to have contribution percentage amounts allocated to his Accounts under two or more plans described in Code Section 401(a) or arrangements described in Code Section 401(k) that are maintained by the Employer or a Related Company, shall be determined as if the total of such contribution percentage amounts were made under each plan. If a Highly Compensated Employee participates in two or more such cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same taxable year shall be treated as a single arrangement. Despite the preceding, certain plans shall be treated as separate plans if mandatorily disaggregated under Code
Section 401(m) regulations.

     (e) In the event that this Plan satisfies the requirements of Code Section 401(m), Section 401(a)(4), or
Section 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code sections only if aggregated with this Plan, then the ACP test shall be applied by determining the contribution percentages of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Code Section 401(m) only if they have the same plan year.

     (f) For purposes of determining the contribution percentage of a Participant who is a 5% owner or one of the 10 most highly paid Highly Compensated Employees, the contribution percentage amounts and Compensation and Test Pay of such Participant shall include the contribution percentage amounts and Compensation and Test Pay for the Plan Year of the Family Members of such Highly Compensated Employee. Family Members, with respect to Highly Compensated Employees, shall be disregarded as separate employees in determining the contribution percentage both for Participants who are Highly Compensated Employees and for all other Employees.

     (g) For purposes of applying the ACP test, Employee contributions are considered to have been made in the Plan Year in which contributed to the trust. Matching Contributions and Qualified Nonelective Contributions shall be considered made for a Plan Year if made no later than the end of the 12-month period beginning on the day after the close of the Plan Year.

     (h) Distribution of excess. Despite any other provision of this Plan, Excess Aggregate Contributions, plus any income or loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions of Participants who are subject to the Family Member Aggregation rules shall be allocated among the Family Members in proportion to the Employee and Matching Contributions (or amounts treated as Matching Contributions) of each Family Member that is combined to determine the combined ACP. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Aggregate Contributions attributable to each of such Employees. If such Excess Aggregate Contributions are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10% excise tax will be imposed on the Employer maintaining the Plan with respect to those amounts.

           (1) Excess Aggregate Contributions distributed under this subsection shall be adjusted for any income or loss based on a reasonable method of computing the allocable income or loss. The method selected must be applied consistently to all Participants and used for all corrective distributions under the Plan for the Plan Year, and must be the same method that is used by the Plan for allocating income or loss to Participants' Accounts. Income or loss allocable to the period between the end of the taxable year and the date of distribution may be disregarded in determining income or loss.

           (2) Forfeitures of Excess Aggregate Contributions shall be applied to reduce Employer Contributions (or, if required under the terms of a Predecessor Plan, other than the Former Plan, reallocated to the Accounts of Employees who are not Highly Compensated Employees).

           (3) Excess Aggregate Contributions shall be forfeited, if forfeitable, or distributed on a pro-rata basis from the Participant's Matching Account (and if applicable, the Participant's After-Tax Account, the Participant's Qualified Nonelective Account or 401(k) Account).

3.9     Rollover Contributions

      (a) General. With the Administrator's approval, a Participant may make one or more Rollover Contributions by delivering those contributions in cash to the Trustee and by filing any forms as required by the Administrator. Rollover Contributions must be attributable solely to an eligible rollover distribution as described in Code Section 402(c)(4) (or prior to January 1, 1993, to a qualifying rollover distribution as described in Code Section 401(a)(5)) from another qualified plan, but may not include nondeductible amounts contributed by the Participant or amounts attributable to contributions by the Participant under that other plan that were deductible under Code
Section 219.

     (b) Acceptability; allocation. The Participant must establish the acceptability of any Rollover Contribution to the satisfaction of the Administrator. Rollover Contributions must consist of cash, unless the Administrator and Trustee agree, in their discretion, to accept any property other than cash which was included in the relevant eligible rollover distribution. All Rollover Contributions are to be credited to the Participant's Rollover Account.

     (c) Administrator rules. Nothing in this Plan section restricts the Administrator's power to adopt rules for administrative convenience, including additional restrictions on a Participant's right to make or withdraw Rollover Contributions.

Those rules are to have the same force and effect as if incorporated in this Plan.

     (d) Suspension. Effective as of the close of business on July 2, 1993, no additional Rollover Contributions will be accepted by this Plan.

3.10     Special Contributions

      The Employer may be required to make Special Contributions to the Plan under the following circumstances:

     (a) to the extent provided in Plan article 6, when a valid claim is made for benefits which were previously suspended because the person entitled to those benefits could not be located;

     (b) to the extent described in Plan article 6, when a rehired participant is entitled to reinstatement of a conditional forfeiture; or

     (c) to the extent described in Plan article 11, when this Plan is a Top-Heavy Plan and a minimum top-heavy contribution is required.

When received by the Trustee, any Special Contribution is to be credited directly to the applicable Account of the specific
Participant(s) involved.

                            ARTICLE 4

            OTHER PROVISIONS CONCERNING CONTRIBUTIONS

4.1     Separate Accounts

     A separate Account will be established for each Participant. Each such Account shall be divided into subaccounts as applicable to reflect the Participant's interest in the Plan. For example, a Participant's Account may have one or more of the following subaccounts: 401(k) Account, Matching Account, Qualified Nonelective Account, Profit Sharing Account, Rollover Account, Pension Account, or any other Account deemed appropriate by the Administrator. These separate Accounts are for bookkeeping purposes only and no Participant or Beneficiary has any right or interest in any specific Trust Fund asset as a result os such separate accounting. Each Account is to be adjusted from time to time for contributions to the Account, investment earning or losses and allocable administrative expenses and payments from the Account.

     (a)     Allocations to Accounts.

4.2     Compliance with Code Section 415

     (a) Administrator adjustments. The amount of contributions or benefits for each Participant under this Plan and any other Qualified Plan maintained by an Employer or a Related Company must be adjusted by the Administrator, according to applicable Treasury regulations, to comply with the limitations of Code Section 415 as described in the following sections of this Plan article 4. In making such adjustments, the Administrator must not discriminate in favor of Highly Compensated Employees or such other individuals in whose favor discrimination is prohibited under Code Section 401(a)(4).

     (b) Aggregation of Plans. For purposes of applying the Code Section 415 limitations on contributions and benefits, all Defined Benefit Plans (whether or not terminated) of an Employer and its Related Companies are treated as one Defined Benefit Plan, and all Defined Contribution Plans (whether or not terminated) of an Employer and its Related Companies are treated
as one Defined Contribution Plan.   Effective for Limitation
Years beginning after March 31, 1984, an individual medical account, as defined in Code Section 401(h)(6) and referred to in Code Section 415(l)(1), will be treated as a Defined Contribution Plan. Effective for Limitation Years that begin after December 31, 1985, with respect to Key Employees (as defined in Code
Section 419A(d)(3)), a welfare fund, as defined in Code Section 419(e), maintained by an Employer or a Related Company will be treated as a Defined Contribution Plan.

4.3     Annual Addition Limitations

     (a) Annual Addition means the sum of the following amounts credited to a Participant's Account for the Limitation
Year:

             (1)     employer contributions;

             (2)     employee contributions;

             (3)     forfeitures;

             (4) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code Section
415(l)(2), which is part of a pension or annuity plan maintained by the Employer are treated as Annual Additions to a Defined
Contribution Plan;

             (5) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit fund (as defined in Code Section 419(e)), maintained by the Employer are treated as Annual Additions to a Defined Contribution Plan;

             (6)     allocations under a simplified employee
pension plan;

             (7) except to the extent provided in Treasury regulations, Excess 401(k) Contributions, Excess Aggregate
Contributions, and Excess Deferrals, regardless of whether such excess amounts are distributed or forfeited.

     (b) Maximum Permissible Amount. Effective for Limitation Years that begin after December 31, 1986, a Participant's Annual Additions for a Limitation Year under this Plan and under all other Defined Contribution Plans maintained by an Employer or a Related Company may not exceed the Maximum Permissible Amount. The Maximum Permissible Amount is the lesser of (1) or (2) following:

             (1) the greater of $30,000 or one-fourth of the defined benefit dollar limitation on under Code Section
415(b)(1)(A) for that Limitation Year; or

             (2) 25% of the Participant's Earnings for the Limitation Year.

The limitation on Earnings referred to in paragraph (2) shall not apply to any contribution for medical benefits (within the meaning of Code Section 401(h) or Section 419(f)(2)) which is otherwise treated as an Annual Addition under Code Section
415(l)(1) or Section 419A(d)(2).

     (c) Annual Additions under other plans. If any Participant in this Plan also participates in another plan maintained by an Employer or Related Company in which he receives Annual Additions for a Limitation Year, the Annual Additions that may be credited to the Participant's Account under this Plan for any such Limitation Year will not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to the Participant's account under the other plan for the same Limitation Year. If the Annual Additions with respect to the Participant under other Defined Contribution Plans are less than the Maximum Permissible Amount and the Employer contributions and forfeitures that would otherwise be contributed or allocated to the Participant's Account under this Plan would result in Excess Annual Additions for the Limitation Year, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other Defined Contribution Plans in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant's Account under this Plan for the Limitation Year.

     (d) Short Limitation Year. If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive month period, the Maximum Permissible Amount for the short Limitation Year will not exceed the applicable dollar amount under subsection (d)(1) above, as applicable, multiplied by a fraction, the numerator of which is the number of months in the short Limitation Year and the denominator of which is 12.

4.4     Excess Annual Additions

     (a) Amounts that would be excess. For any Limitation Year, the Annual Additions that may be credited to the Participant's Account under this Plan and under any other plan maintained by an Employer or a Related Company in which he receives Annual Additions for any such Limitation Year will not exceed the Maximum Permissible Amount. To the extent that an allocation or addition pursuant to this Plan or such other plans intended for one Participant's accounts under this and all such plans cannot be allocated or added to those accounts, it is treated as a mistake-of-fact contribution if that is allowed by law, and to the extent that the allocation or addition cannot be so treated without adverse consequences to the Plan, it is reduced to the extent necessary to bring it within the limitations of Plan section 4.3 according to the remaining provisions of this section.

          (1) If a Participant's Annual Additions under this Plan and such other plans would result in excess Annual Additions for a Limitation Year, the excess amount will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a welfare benefit fund as defined in Code Section 419(e) or an individual medical account as defined in Code Section 415(l)(2) will be deemed to have been allocated first regardless of the actual allocation date.

          (2) If an excess amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the excess Annual Additions attributed to this Plan will be the product of (a) the total excess Annual Additions allocated as of such date, times
(b) the ratio of (i) the Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan to (ii) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all other Defined Contribution Plans.

     (b)     Disposition of excess Annual Additions.  Excess
Annual Additions will be disposed of as follows:

          (1)     Any nondeductible voluntary employee
contributions, to the extent they would reduce the excess amount, will be returned to the Participant.

          (2) If excess Annual Additions still exist and the Participant is covered by the Plan at the end of the Limitation Year, the excess amount in the Participant's Account will be used to reduce Employer contributions (including any allocation of forfeitures) for such Participant in the next Limitation Year, and in each succeeding Limitation Year if necessary. If the Participant is not covered by the Plan at the end of a Limitation Year, the excess amount will be held unallocated in a Suspense Account. The Suspense Account will be applied to reduce future Employer contributions for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary.

          (3) If a Suspense Account is in existence at any time during a Limitation Year, it does not participate in the allocation of the Trust's investment gains and losses. If a Suspense Account is in existence at any time during a particular Limitation Year, all amounts in the Suspense Account must be allocated and reallocated to Participants' Accounts before any Employer contributions or Employee contributions may be made to the Plan for that Limitation Year. Excess amounts held in a Suspense Account may not be distributed to Participants or former Participants. If a Suspense Account exists according to the provisions of this section when the Plan terminates, the Suspense Account must be treated as not part of the Plan assets (as allowed by applicable law) and is returned to the contributor or contributors, pro rata according to their contributions for that Limitation Year.

4.5     Defined Benefit Plan Participation

     (a)     Post-1982 Limitation Years.  Effective for
Limitation Years that begin after December 31, 1982, if an individual is participating or has participated in both this Plan and a Defined Benefit Plan maintained by an Employer or a Related
Company, the sum of the Participant's Defined Benefit Plan
Fraction and his Defined Contribution Plan Fraction for any
Limitation Year may not exceed 1.0.

             (1)     For purposes of this subsection, a
Participant's Defined Benefit Plan Fraction for any year is a fraction the numerator of which is his Projected Annual Benefit under all such Defined Benefit Plans (determined as of the close of the year) and the denominator of which is the lesser of

                     (A)     the product of 1.25 multiplied by
the dollar limitation in effect under Code Section 415(b)(1)(A) and 415(d) for the Participant for that year, or

                     (B)     the product of 1.4 multiplied by the
largest amount that may be taken into account under Code Section
415(b)(1)(B) (including any adjustments under Code Section
415(b)) for that Participant for that year.

             Despite the preceding, if the Participant was participating as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more such Defined Benefit Plans which were in existence on May 6, 1986, the denominator of the Defined Benefit Plan Fraction will not be less than the product of 1.25 multiplied by the sum of the Annual Benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if such Defined Benefit Plans, both individually and in the aggregate, satisfied the requirements of Code Section 415 for all Limitation Years beginning before January 1, 1987.

             (2)     For purposes of this subsection, a
Participant's Defined Contribution Plan Fraction for any Limitation Year is a fraction the numerator of which is the sum of his Annual Additions as of the close of the year for that and all prior Limitation Years and the denominator of which is the sum of the lesser of the following amounts determined for that year and for each prior year of service with an Employer or a Related Company (regardless of whether a Defined Contribution Plan was then maintained):

                      (A)     the product of 1.25 multiplied by
the dollar limitation in effect under Code Section 415(c)(1)(A)
(determined without regard to (c)(6)) for the Participant for that year, or

                      (B)     the product of 1.4 multiplied by
the amount that may be taken into account under Code Section
415(c)(1)(B) for the Participant for that year.

             Despite the preceding, if a Participant was participating as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more Defined Contribution Plans which were in existence on May 6, 1986, the numerator of the Defined Contribution Plan Fraction will be adjusted if the sum of this fraction and the Defined Benefit Plan Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plan made after May 5, 1986, but using the Code Section 415 limitation to the first Limitation Year beginning on or after January 1, 1987.

     In applying these rules, the Annual Addition Limitation for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all employee contributions as Annual
Additions.

               (3) If a plan satisfied the requirements of Code Section 415 for the last Limitation Year beginning before January 1, 1983, according to regulations promulgated pursuant to
Section 235(g)(3) of the Tax Equity and Fiscal Responsibility Act of 1982, an amount is subtracted from the numerator of the Defined Contribution Plan Fraction (not exceeding that numerator) so that the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction computed under this subsection does not exceed 1.0 for the first Limitation Year that begins after 1982.

     (b) Transition rule. The Company may elect to calculate the Defined Contribution Plan Fraction for Limitation Years ending after December 31, 1982, for all Qualified Plans that were in existence on July 1, 1982, in accordance with the transition rule of Code Section 415(e)(6).

     (c) Adjustments for Top Heavy Plans. For any year in which this Plan or any plan in this Plan's Aggregation Group is a Top-Heavy Plan, the Defined Benefit Fraction and the Defined Contribution Plan Fraction will be adjusted as provided in Plan article 11 and the rules in Code Section 416(h).

4.6     Limitations on Employer Contributions

     (a) Maximum deductible amount. The Employer contributions for any Plan Year shall not exceed the maximum deductible amount from the Employers' income for federal income tax purposes determined under the applicable provisions of the Code.

     (b) Time of contribution. All Employer contributions shall be delivered to the Trustee not later than the date fixed by law for the filing of the Employers' federal income tax return for the year for which such contributions are made (including any extensions for filing).

     (c) Trustee duties. The Trustee shall have no duty to determine whether any contributions delivered to the Trustee comply wit the provisions of the Plan. The Trustee shall be accountable only for funds actually received by the Trustee.

4.7     Return of Contributions

     Contributions by the Employer, including Basic, Profit
Sharing, Qualified Nonelective, and Matching Contributions, shall be returned to the Employer in the following instances:

     (a) If a contribution by the Employer is mae because of a mistake of fact, then the contribution shall be returned within one year after its payment upon the Employer's written request.

     (b) Each contribution by the Employer is conditioned upon the deductibility of the contribution under the applicable provisions of the Code and to the extent of a disallowance of the deduction for part or all of the contribution, the contribution shall be returned within one year after such disallowance upon the Employer's written request.

4.8     Contribution for Non-Profitable Employer

     If one or more of a group of Employers is a member of an affiliated group within the meaning of Code Section 1504 and is prevented from making a contribution for any tax year that it would otherwise have made under this Plan because it has no current or accumulated earnings or net profits or because those earnings or net profits are less than the contributions that it would otherwise have made, then so much of the contribution that it was so prevented from making may be made for the benefit of that Employer's Employees who are Participants by all other members of the group of Employers that are also members of that affiliated group in accordance with and subject to the provisions of Code Section 404(a)(3)(B), except as otherwise determined by the Board.

                            ARTICLE 5

                       INVESTMENT OPTIONS


5.1 Effective Date. Effective July 1, 1994, or on such other date as may be announced by the Administrator subsequent to June
24, 1994, all Accounts of Participants, including amounts transferred from a Predecessor Plan, shall be invested in accordance with the rules in this Plan article 5 and as elected by the Participant.

     (a) CrestFunds investment funds. The following investment funds offered by CrestFunds, Inc., a registered open-end management investment company, are available for election by Participants:

             (1) CrestFunds Cash Reserve Fund. This Fund seeks to provide high current income consistent with the preservation of capital and the maintenance of liquidity by investing in high-quality, short-term money market instruments, including floating and variable rate instruments that are denominated in U.S. dollars and have a remaining maturity of 397 days or less. The Cash Reserve Fund seeks to maintain a constant $1.00 share price.

             (2)     CrestFunds Short/Intermediate Bond Fund.
This Fund seeks to provide high current income consistent with preservation of capital by investing in a broad range of investment-grade fixed income debt obligations. The
Short/Intermediate Bond Fund is managed to maintain a dollar-weighted average portfolio maturity of between three and five years.

              (3) CrestFunds Value Fund. This Fund seeks to provide long-term capital appreciation and current income by investing primarily in the income-producing equity securities of companies with large market capitalizations.

              (4) CrestFunds Special Equity Fund. This Fund seeks to provide long-term capital appreciation by investing primarily in equity securities of companies with small to medium market capitalizations.

     (b) Crestar Stock Fund. This Fund shall be managed by the Plan's Trustee and shall be invested in Stock and cash in accordance with the terms of the Plan and the Trust Agreement.

     (c) Separate accounting. The interest of each Participant in any of the investment funds listed in subsections
(a) and (b) shall be maintained by the Trustee so as to reflect the portion of a Participant's Account attributable to his contributions, including After-Tax and Rollover Contributions, as applicable, as well as that portion of his Account attributable to Employer contributions, including Basic, Qualified Nonelective, Profit Sharing, and 401(k) Contributions, as applicable. As of each Valuation Date, the Trustee shall determine the current market value of Participants' Accounts invested in each such fund.

5.2     Initial Investment Election

     (a) Election allowed. When the investment funds specified in Plan section 5.1 first are available to Participants, or when an individual first becomes a Participant in the Plan, the Participant shall submit a written election form provided by the Administrator, indicating the Participant's investment choices for his Account, in multiples of 10% from among the investment funds indicated in Plan section 5.1. Each Participant's investment election shall continue in effect until amended or revoked in accordance with Plan section 5.3.

     (b) Default election. Absent an election, a Participant shall be deemed to have elected to have his entire Account invested in the CrestFunds Cash Reserve Fund.

     (c) Submission of elections. Participants shall submit their election forms to the Human Resources Director or his designee at such time and in such manner as the Human Resources
Director may announce.

5.3     Changes in Investment Elections

     (a) Elections allowed. After a Participant has made the initial investment election provided under Plan section 5.2, he may elect to transfer 25%, 50%, 75%, or 100% of his balance in any one investment fund to any other investment fund under the Plan. If, however, the balance remaining in the investment fund with respect to which a Participant elects to make a transfer is less than $100, then as of the effective date of such transfer, the Participant's entire balance in that investment fund will be transferred to such other fund or funds as the Participant has elected in accordance with the percentages designated in his investment change election.

     (b) Frequency of elections. An Active Participant may make only one such change in his investment election during each month, effective as of the first day of the subsequent month.

     (c) Administrator directions. The Administrator shall adopt and announce procedures regarding changes in investment elections. The Administrator may, in its discretion, direct the Trustee to grant permission for special elections for investment changes to all Participants at such times as it may designate so that Participants may restructure their investments in accordance with any of the options set forth in section 5.1.

5.4     Crestar Stock Fund

     (a) Allocation by Trustee. The Trustee shall allocate to the Account of each Participant as of each Valuation Date out of shares of Stock acquired by the Trustee for such purpose, the number of full shares and such fractional interest in a share of such Stock, calculated to the fourth decimal place, as may be purchased by funds in such Participant's Account available and designated for such use. Such allocation of shares shall be at the average cost to the Trustee of the shares purchased for all Participants' Accounts since the last preceding Valuation Date.

     (b) Cash investments allowed. The Trustee may, to the extent the Trustee deems necessary or appropriate, maintain in cash a part of the funds available for investment in the Crestar Stock Fund. The Trustee shall not be liable for interest on the portions maintained in cash, but the Trustee may invest such cash in money-market collective investment funds maintained by the Trustee, which is readily convertible into cash and similar investments or obligations pending investment in Stock. Although the Trustee shall maintain a record of such short-term investments, it shall treat such amounts as cash and allocate any income derived from such investments on the same basis as the allocation of dividend income specified in the following subsections.

     (c) Acquisition of Stock. Stock shall be purchased by the Trustee from time to time out of funds held by the Trustee under the Plan or advanced by the Employers, either on the open market, from the Corporation's authorized but unissued Stock, or by exercising any rights to purchase shares granted with respect to shares of Stock held by the Trustee.

     (d) Holding Stock. The Trustee shall hold, for the purpose of allocation to the Accounts of Participants, shares of such Stock which the Trustee has acquired due to withdrawals by Participants and shares of such Stock forfeited by Participants. For purposes of allocation, shares of Stock which are held by the Trustee by reason of a forfeiture shall be deemed to have been purchased by the Trustee on the Valuation Date coincident with the date such shares are reallocated at their current Market Value on such Valuation Date. Shares of Stock held by the Trustee as a result of a withdrawal shall be deemed to have been purchased by the Trustee as of the Valuation Date they were valued for purposes of the withdrawal and reallocated at their current Market Value as of such Valuation Date.

     (e) SEC rules. In acquiring Stock, the Trustee shall act in accordance with the terms of an exemption under the Securities and Exchange Commission's Rule 10b-6, which exemption is to be obtained from the Commission by the Corporation and renewed from time to time as the Commission may require, and communicated to the Trustee.

     (f) Warrants, rights and options. A Participant shall have no right to request, direct or demand the Trustee to exercise on his behalf any rights, warrants or options issued with respect to Stock credited to his account, and the Trustee, in its discretion, may exercise or sell any such rights, warrants or options. In the event such warrants, rights or options are sold, the Account of each Participant of the Plan shall be credited with its proportionate share of the proceeds. In the event such warrants, rights or options are exercised by the Trustee, each Participant's Account will be credited with the value of such warrants, rights or options on the date of exercise, but not the shares thereby acquired, based on the shares credited to his accounts as of the date such warrants, rights and options were issued.

     (g) Stock dividends and Stock splits. The Trustee shall credit Participants' Accounts with a proportionate number of shares of Stock received by it as a result of a Stock dividend or Stock split on the basis of the number of shares held in each Participant's Account as of the Valuation Date next following the ex-dividend or record date, as applicable.

     (h) Investment of Income. Dividends on Stock collected by the Trustee and earnings on temporary investments of cash pursuant to this Plan section 5.4 shall be credited to the Participants' Accounts, on the basis of the number of shares held in each Participant's Account as of the Valuation Date next following the ex-dividend or record date, as applicable and the amounts so credited shall be invested in Stock pursuant to this Plan section 5.4.

     (i) Voting of Crestar Stock. Before each annual or special meeting of the stockholders of the Sponsor, the Sponsor will furnish each Participant with a copy of the proxy solicitation material for such meeting, together with a form addressed to the Trustee requesting the Participant's confidential instructions on how the full shares of Stock credited to the Participant's Account as of the most recent Valuation Date preceding the record date for which the allocations have been completed by the Trustee should be voted on each matter to come before the meeting. Upon receipt of such instructions, the Trustee shall vote such Stock as instructed. The Trustee shall not vote any shares of Stock credited to a Participant's Account as of the applicable Valuation Date as to which it receives no voting instructions pursuant to the preceding sentence. Any shares of Stock held by the Trustee which are not credited to a Participant's Account as of the applicable Valuation Date shall be voted by the Trustee in a manner that it believes to be consistent with its fiduciary duties under ERISA Section 404.

                            ARTICLE 6

                             VESTING


6.1 Fully Vested Accounts. Nothing will divest any portion of a Participant's Account that is vested under this Plan section
6.1. However, reductions in value of the vested portion of a Participant's Account resulting from losses attributable to the decrease in the value of his Account because of investments or the allocation of administrative expenses do not constitute divestiture.

     (a) Before May 14, 1993. A Participant shall be fully vested at all times in his 401(k) Account, his Qualified
Nonelective Account, his Matching Account, and his Rollover
Account.

     (b) May 14, 1993 and after. Despite the remaining provisions of this Plan article 6, an individual who is a Participant in the Plan on or after May 14, 1993, shall be fully vested in his entire Account balance under the Plan.

6.2     Vesting of Other Accounts

     (a) Certain events during employment. To the extent not otherwise fully vested, a Participant's entire Account will immediately become 100% vested if, while he is an Employee, he dies, reaches his Normal Retirement Age, or becomes Disabled.

     (b) Special vesting rule. Despite any other provision of the Plan as in effect on July 1, 1992, a Participant is 100% vested in his Account if he has three or more Years of Service for vesting as of July 1, 1992.

     (c) Vesting based on service. At any time, the portion of a Participant's Account that is not then fully vested under other provisions of the Plan shall become 100% vested when he completes five Years of Service for vesting.

     (d) Vesting on Plan termination. In the event of this Plan's complete termination (including termination resulting from complete discontinuance of Employer contributions), each Participant shall be 100% vested in the non-vested portion of his Account which has not been conditionally or permanently forfeited by that date. In the event of a partial termination of the Plan, each Participant with respect to whom such partial termination has occurred shall be 100% vested in the non-vested portion of his Account which has not been conditionally or permanently forfeited at that date.

6.3     Amendment of Vesting Schedule

     (a)     Election by Participant.  If the Plan's vesting
schedule is amended or if the Plan is amended in any way that directly or indirectly affects the computation of a Participant's vested interest in his Account, or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule as provided in Plan article 11, each Participant with at least three Years of Service for eligibility purposes before the end of the election period may elect to have his vested percentage computed under the Plan without regard to such amendment or change. For Participants who do not have one Hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting "five years" for "three years." The period during which the election may be made begins with the date the amendment is adopted (or deemed to be adopted) and ends on the latest of:

          (1)     60 days after the amendment is adopted;

          (2)     60 days after the amendment becomes effective;
or

          (3) 60 days after the Participant is given written notice of the Plan amendment by the Administrator.

     (b) Cutback prohibited. If the Plan's vesting schedule is amended (or deemed to be amended), in the case of an individual who is a Participant as of the later of the date the amendment is adopted or the date the amendment is effective, his vested percentage as of such date shall not be less than the percentage computed under the Plan without regard to such amendment.

6.4 Calculation of Vesting after Distributions. If a payment (other than a cash-out payment as described in Plan article 8) is made to a Participant from any Account that is not 100% vested at that time, then the vested portion of that Account at any time after that payment is made is to be determined exclusively under the following formula:

     Vested Portion = (P (A + D)) D

     Where:

     "P" is the appropriate vesting percentage specified under Plan section 6.2 or Plan article 11 (top-heavy vesting schedule), at the relevant time;

     "A" is the Account balance at the relevant time;

     "D" is the sum of all payments made from the Account as of the relevant time; and

     the "relevant time" is the date as of which the vested portion of that Account is being determined.
The provisions of this Plan section 6.4 will no longer apply, once the Account becomes 100% vested or the nonvested portion of the Account is conditionally or permanently forfeited.

6.5     Forfeitures and Their Disposition

     (a) Permanent forfeitures. Except as otherwise provided in this Plan section 6.5, with respect to conditional forfeitures, the nonvested portion of a Participant's Account will be permanently forfeited at the later of the date he ceases to actively work as an Employee or the date he incurs five consecutive one-year Breaks in Service, unless he returns to actively work as an Employee before the permanent forfeiture occurs.

     (b) Conditional forfeitures. If a former Participant receives a cash-out payment under Plan article 8, or if he terminates employment with no vested interest in his Account (other than his 401(k) Account), before he incurred a permanent forfeiture under subsection (a), the nonvested portion of his Account will be conditionally forfeited when he receives his cash-out distribution, or in the case of a nonvested Participant, when he separates from service. Unless reinstated as provided in subsection (d) below, that conditional forfeiture will become permanent when the former Participant incurs five consecutive one-year Breaks in Service.

     (c) Disposition. When the nonvested portion of a Participant's Account is either conditionally or permanently forfeited, the forfeiture will be subtracted from the Participant's Account and reallocated to the Accounts of remaining Participants in the Plan who are eligible to receive an allocation of such forfeitures in the Plan Year in which the forfeiture occurs.

     (d) Reinstatement of conditional forfeitures. If a former Participant who has conditionally forfeited the nonvested portion of his Account returns to employment with an Employer or Related Company before the date he incurs five consecutive one-year Breaks is Service (that is, before the date the conditional forfeiture becomes a permanent forfeiture), the amount of that conditional forfeiture (without adjustment for gains or losses in the interim) is to be restored to the Participant's Account; provided, however, that the conditional forfeiture of a Participant who received a cash-out payment will not be reinstated unless the Participant repays to the Plan an amount equal to the portion of the cash-out payment. That repayment must be made no later than the earlier of (i) the date which is five years after the first date on which the Participant returns to employment for an Employer or Related Company, or (ii) the close of the first period of five consecutive one-year Breaks in Service commencing after the cash-out-payment. The source for any reinstated amount under this subsection may be made, as directed by the Administrator, from forfeitures under the Plan or income or gain to the Plan. If the restored amount is not otherwise available, the Employer shall make a corresponding Special Contribution for the Plan Year in which the reinstatement is to be made.

6.6     Service Credit for Vesting

     When an Employee incurs five or more consecutive one-year Breaks in Service for vesting and the number of those consecutive one-year Breaks equals his Years of Service for vesting, all of his Years of Service completed prior to such Breaks shall be disregarded in determining the vested portion of the Participant in benefits accruing after the Break, unless the Participant then has a vested interest in his Account.

                           ARTICLE  7

                 ELIGIBILITY FOR BENEFITS; LOANS

7.1     In General

     Payments from a Participant's Account are to be made only if authorized under this Plan article 7 and may only be made from the vested portion of the Participant's Account (or any subaccount), less the value of any security interest held by the Plan by reason of a Plan loan outstanding to such Participant. The undistributed balance of a Participant's Account is subject to investment adjustments as described in Plan article 12 until it is completely paid from the Plan or used to purchase an annuity contract for the Participant or his Beneficiary.
Payments authorized under this Plan article 7 will be paid in accordance with the provisions of Plan article 8 or 9.

7.2 Retirement. A Participant is deemed to be in "retirement" under the following circumstances and entitled to receive his entire Account payable under Plan article 8 as soon as practicable following the Valuation Date that coincides with or follows his retirement date.

     (a) Normal Retirement. A Participant will be deemed to have entered Normal Retirement when his Termination Date occurs on or after his Normal Retirement Date.

     (b) Early Retirement. A Participant will be deemed to have entered Early Retirement when his Termination Date occurs before his Normal Retirement Date, but on or after the date he reaches age 55 and has 5 Years of Credit for vesting purposes (effective for periods prior to June 24, 1994, the later of the date he reaches age 55 or is credited with 10 Years of Service for vesting purposes). A Participant has no Early Retirement Date if the date described in this paragraph would occur after his Normal Retirement Date. If a Participant's Termination Date occurs after he has satisfied the service requirement but before he satisfies the age requirement for Early Retirement, the Participant will be entitled to elect to receive his Account upon reaching age 55 if distribution of his Account has previously been deferred under Plan article 8.

     (c) Disability Retirement. A Participant will be deemed to have entered Disability Retirement when his Termination Date occurs because of his Disability and before he is eligible for any other retirement date under this Plan section 7.2. A Participant's Disability Retirement Date is the date he terminates employment due to his Disability if this occurs before any other retirement date in this Plan section.

     (d)     Late Retirement.  A Participant whose Termination
Date occurs after his Normal Retirement Date is deemed to have elected Late Retirement.

             (1) If a Participant's Required Beginning Date occurs before his actual Termination Date, he must receive or begin to receive payments from his Account by his Required Beginning Date as provided in Plan article 8 and in accordance with Code Section 401(a)(9).

             (2)     Until such Participant's actual Termination
Date, he shall continue to have the same rights and privileges and share in any Employer contributions and forfeitures on the same basis as other Participants in the Plan.

7.3     Distribution on Death

     When a Participant dies, his Beneficiary is entitled to receive the undistributed balance of the Participant's vested Account in the Plan less the value of any security interest held by the Plan by reason of a Plan loan outstanding to such Participant. However, to the extent, that the Participant's Account was applied before his death to purchase an annuity contract, his Beneficiary is entitled to receive only the benefits payable under that contract, if any. To the extent that the Participant's entire vested Account has been paid by the Plan before his death, then no death benefits are payable to anyone under this Plan on his behalf.

7.4     Pre-Retirement Termination

     If a Participant's employment with the Employers ends before any retirement date in Plan section 7.2 and for reasons other than his Disability or death, he may elect to receive the vested balance of his Account (less the value of any security interest held by the Plan by reason of a loan outstanding to such Participant) payable pursuant to Plan article 8 as soon as practicable after the Valuation Date following his Termination Date. The Participant may also elect to defer distribution as provided in Plan article 8.

7.5     Payments During Employment

     No payments may be made from a Participant's Account while he is an Employee (that is, before his Termination Date), except in the circumstances described in this Plan section 7.5 and subject to the spousal consent requirements in subsection (e), if applicable.

     (a) Late Retirement. A Participant who continues working after his Normal Retirement Date must receive or begin to payments from his Account by his Required Beginning Date as described in Plan section 7.2(d) even if he is still an Employee.


     (b) Plan Termination. If the Plan is terminated as provided in Plan article 16 and all Accounts are distributed, Participants who are Employees may receive their vested Account balances.

     (c) In-service withdrawals. Payments may be made from the Plan to any Participant who is an Employee under the following circumstances except that no withdrawal may be made from the portion of a Participant's Account that is security for a Plan loan:

             (1) After age 59 1/2. A Participant who is an Employee may withdraw all or any part of his vested Account balance at any time after he reaches age 59 1/2 by filing a written request for the withdrawal with the Administrator, provided that no distribution shall be allowed unless the balance to be distributed has accumulated for at least 24 months preceding the date of withdrawal or the Participant has participated in the Plan for five or more Plan Years. Despite the preceding, a Participant's in-service withdrawal pursuant to this subsection may not include any Pension Account or any portion of his Account, the distribution of which would cause the Plan to cease to be a qualified plan under Code Section 401(a). The Administrator may adopt and announce rules with respect to the ordering of withdrawal payments from a Participant's Account.

             (2)     Rollover Account.  A Participant may
withdraw all or any part of his Rollover Account at any time by filing a written request for the withdrawal with the Administrator.

             (3) Before Age 59 1/2. Effective June 24, 1994, a Participant who is an Employee who has not reached age 59 1/2 may elect one time during each Plan Year, by filing a written request with the Administrator, to withdraw all or part of his Account, excluding his 401(k) Account, his Pension Account, and any portion of his Account attributable to Employer contributions made within the 24-month period prior to the withdrawal, or any portion of his Account, the distribution of which would cause the Plan to cease to be a qualified plan under Code Section 401(a).

             (4) Transferred accounts. If all or part of a Participant's Account is attributable to contributions made under a Predecessor Plan, the Participant may make withdrawals from that Account (or applicable portion) at any earlier time specified in the Predecessor Plan to the extent that such right is a protected feature under Code Sections 411(d)(6) and 401(a)(4). Such a withdrawal request must be submitted in writing to the Administrator.

     (d) Hardship withdrawals. A Participant who is an Employee may at any time file a written request with the Administrator for a hardship distribution. A distribution will be on account of the Participant's hardship only if the distribution is made on account of an immediate and heavy financial need of the Participant which cannot be satisfied from other resources that are reasonably available to the Participant.

A distribution will be on account of an immediate and heavy financial need of the Participant if the event giving rise to the distribution request is one of the deemed hardships listed below.

The Administrator shall direct that a distribution be made only if it finds that a hardship exists and then only to the extent it deems necessary to alleviate such hardship.

             (1) Deemed hardships. Any of the following constitutes a hardship for which a distribution will be made available to a Participant without further approval of the Administrator, provided the Participant substantiates the actual expenses involved and complies with the requirements of paragraph
(d)(2) below:

                     (A)     payment of expenses for medical care
described in Code Section 213(d) previously incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Code Section 152) or payment necessary for these persons to obtain medical care described in Code
Section 213(d); or

                     (B)     payment of costs directly related to
the purchase of the Participant's principal residence (excluding mortgage payments); or

                     (C)     payment of tuition and related
educational fees for the next twelve months of postsecondary education for the Participant or the Participant's spouse, children, or dependents (as defined in Code Section 152); or

                     (D)     payments necessary to prevent the
eviction of the Participant from his principal residence or foreclosure on the mortgage of that residence.

             (2) Other requirements. A Participant who has a heavy or immediate financial need under this subsection must also satisfy the following requirements:

                     (A)     the Participant must have obtained
all distributions, other than hardship distributions, and all non-taxable loans (determined at the time of the loan) currently available under all plans maintained by the Employers;

                     (B)     the Participant's Salary Reduction
Election will be suspended for 12 months after receipt of the hardship distribution and the Participant may not make before-tax or after-tax contributions to any other plan of an Employer (as determined in accordance with Treasury regulations under Code
Section 401(k)) during that 12-month period; and

                     (C)     for the Participant's taxable year
immediately following the taxable year of the hardship distribution, the Participant may not have 401(k) Contributions allocated to his Account under this Plan or elective contributions to any other plan of an Employer or Related Company in excess of the applicable limit under Code Section 402(g) for the next taxable year minus the amount of such Participant's 401(k) Contribution allocations for the taxable year of the hardship distribution.

             (3) Amount distributable. A distribution will be deemed necessary to satisfy the financial hardship if the distribution does not exceed the amount required to meet the immediate financial need created by the hardship and all requirements relating to other withdrawals, loans and contribution suspensions and reduction set forth in this subsection (d) are satisfied.

             (4) Accounts affected. Withdrawals pursuant to this subsection first reduce the Participant's After-Tax Contribution Account and then reduce his Rollover Account, his Matching Account, his vested Basic Account, his Qualified Nonelective Account, his vested Profit Sharing Account, and finally his 401(k) Account. From each Account, the hardship withdrawal shall be taken first from the Cash Reserve Fund, second from the Short/Intermediate Bond Fund, third from the Value Fund, fourth from the Special Equity Fund, and last from investments in the Crestar Stock Fund unless the Administrator determines that statutory or regulatory requirements or other laws require a different ordering of investment funds. Despite the preceding provisions of this paragraph to the contrary, a Participant may not withdraw any Basic Contributions, Profit Sharing Contributions or Matching Contributions allocated to his Account during the 24-month period immediately preceding the effective date of the withdrawal. After December 31, 1988, earnings on his 401(k) Account may not be withdrawn under this subsection (d).

     (e) Spousal consent requirements. If a Participant is married, no withdrawal may be made pursuant to this Plan section
7.5 from any portion of the Participant's Account subject to the survivor annuity rules described in Plan sections 8.5 and 9.4 unless the Participant's Spouse gives written consent as described in Plan section 8.5 within the 90-day period preceding the date of withdrawal.

7.6 Distribution Restrictions for 401(k) and Qualified Nonelective Accounts. Despite any other provisions of this Plan to the contrary, except for payments to an Alternate Payee under a Qualified Domestic Relations Order, no distribution or withdrawal is permitted from a Participant's 401(k) Account or from his Qualified Nonelective Account until after one of the events listed below has occurred:

     (a)     The Participant has died.

     (b)     The Participant has become disabled (either
Disabled, or disabled within the meaning of Code Section 105(c) or (d) or under any other definition of disability consistent with Code Section 401(k)(2)(B)).

     (c) The Participant has retired under the Plan or otherwise terminated employment with the Employers.

     (d) The Participant has incurred a hardship according to Plan section 7.5.

     (e)     The Participant has attained age 59 1/2.

     (f) The Plan terminates without the establishment or maintenance of another Defined Contribution Plan.

     (g) A Participant's Employer disposes of substantially all of its assets (within the meaning of Code Section 409(d)(2) used in its trade or business and that Employee continues employment with the business that acquires the assets.

     (h) A corporation disposes of its interest in the Participant's Employer, which is a subsidiary of the selling corporation (within the meaning of Code Section 409(d)(3)), and the Employee continues his employment with the Employer.

A distribution cannot be made pursuant to an event described in paragraph (f), (g) or (h) unless the distribution would be a lump sum distribution under Code Section 402(d)(4) (without regard to clauses (i), (ii), (iii), and (iv) of subparagraph (A), subparagraph (B), or subparagraph (F) and, with respect to paragraphs (f) and (g) above, the transferor corporation must continue to maintain the Plan after the disposition.

7.7     Loans

     (a)       Effective Date.  The provisions of this Plan
section 7.7 regarding loans are not effective until the Administrator announces they are effective. Until then, Participants are not allowed to borrow from their Accounts.

     (b) General availability. Any Participant may apply to the Human Resources Director in writing (on a form approved by the Director) for a loan from his Account.

In administering this Plan's loan rules, the Director must treat similarly situated applicants in a like manner and not unreasonably discriminate between applicants (for example, on the basis of age or sex), and loans must not be made available to Highly Compensated Employees on a more favorable basis than to other Participants. In accordance with this standard, upon receipt of a loan application, the Director may direct the Trustee to lend funds from the Participant's Account in the Trust Fund under the remaining provisions of this section.

     (c) Amount. No Plan loan to a Participant shall exceed the present value of the Participant's vested Account balance. A Participant may not receive a loan from this Plan in an amount which, when added to the outstanding balance of all other loans to the Participant under the Plan and under all other qualified plans of the Employer and Related Companies, would exceed the lesser of:

             (1) $50,000 reduced by the excess, if any, of the highest outstanding balance of loans to the Participant during the one-year period ending on the day before the loan is made, over the outstanding balance of loans to the Participant on the date the loan is made, or

             (2)     one-half the present value of the
Participant's vested Account, or if greater, the total Account up to $10,000.

A Participant's vested Account balance will be valued as of the most recent available Valuation Date coinciding with or immediately preceding the date of the loan.

     (d) Additional terms. Any Plan loan to a Participant shall by its terms require that repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five years from the date of the loan, unless such loan is used to acquire a dwelling unit which within a reasonable time (determined at the time the loan is made) will be used as the principal residence of the Participant. Each Plan loan must contain provisions for reasonable interest.

     (e) Note; security. For any Plan loan, the Director must direct the Trustee to obtain an appropriate note. In addition to a Participant's promise to repay, unless the Director has determined otherwise according to subsection (i), 50% of a Participant's Account (exclusive of any amounts that may not be used as security without endangering the Plan's status as a qualified plan) secures the loan, subject to the spousal consent requirements of subsection (f), if applicable. If a Participant defaults on a loan made under this section, (1) the Director may require that Participant to pay all collection costs, including reasonable attorneys' fees incurred by the Trustee in any collection action taken on the loan (provided that the Director's decisions on collection costs are made on a basis that does not impermissibly discriminate among Participants, and (2) in addition to any other remedy provided in the loan instrument or instruments or by law, unless the Director has determined otherwise according to subsection (i), the Director may direct the Trustee to make a charge against that Participant's Account in the sequence provided in paragraph (g). The charge authorized in the prior sentence may be any amount not exceeding the sum of the amount required to fully repay the loan and the amount of any collection costs described. In no event, however, may the Director direct the Trustee to make a charge against the Participant's Account until that Account is distributable pursuant to this Plan article 7. If the Plan is required to distribute benefits to a Participant before a Participant's loan is repaid in full, the Director may direct that the distribution be in the form of the Participant's note.

     (f) Spousal consent rules. To the extent that a Participant's Account (or subaccount) is subject to the survivor annuity rules described in Plan sections 8.5 and 9.4, that Account (or subaccount) may be used as security for a Plan loan to a Participant only if the Participant's Spouse gives written consent within the 90-day period ending on the date on which the loan is to be so secured. That consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a Plan representative or notary public. Such consent is thereafter binding on the consenting Spouse and on any subsequent Spouse with respect to that loan. A new consent by the Participant's Spouse shall be required if the balance of such Account (or subaccount) is used for renegotiation, extension, renewal, or other revision of the loan.

     (g) Affect on Account. Loans pursuant to this subsection shall reduce a Participant's Account in the following order:

             1.     401(k) Account
             2.     Qualified Nonelective Account
             3.     Vested portion of Basic Account
             4.     Vested portion of Profit Sharing Account
             5.     Vested portion of Matching Account
             6.     Rollover Account
             7.     After-Tax Contribution Account

Unless the Administrator determines that such a designation is not consistent with statutory or regulatory requirements or other laws, a Participant may designate that the proceeds for his loan will be taken from one investment fund in which his Account is invested. (For example, a Participant may specify that his loan proceeds will be taken from his subaccounts, in the order set forth above, that are invested in the Special Equity Fund.) If a Participant does not (or is not permitted to) designate a fund for this purpose, then unless otherwise announced by the Director, the principal amount of each loan to a Participant according to this section will be taken first from the Cash Reserve Fund, second from the Short/Intermediate Bond Fund, third from the Value Fund, fourth from the Special Equity Fund, and last from the Crestar Stock Fund. (In other words, loan proceeds will be taken first from a Participant's 401(k) Account in the Cash Reserve Fund, second from that Account in the Short/Intermediate Bond Fund, third from that Account in the Value Fund, fourth from that Account in the Special Equity Fund, and fifth from that Account invested in the Crestar Stock Fund, then from the vested portion of his Basic Account in the Cash Reserve Fund, et cetera.) If a Participant's designated investment fund is inadequate to cover the loan amount, then unless otherwise announced by the Director, the remaining loan proceeds will be taken from his Account invested in the remaining investment funds in the same manner as if the Participant had not designated an investment fund from which loan proceeds were first to be taken.

     (h) Directed investment. To the extent it is consistent with other provisions of this Plan and the Trust Agreement, all loans made under this section are considered directed investments of the borrowing Participant's Account and the earnings attributable to the loan are separately accounted for and credited to the Participant's Account from which it is made.

     (i) Additional rules. The Director may adopt and announce additional loan rules not inconsistent with the provisions of the Plan and this section. For example, the Director may provide that loans are available only once (or at certain times) each Plan Year, that loans attributable to a Participant may not be renewed or increased until all of the outstanding loans attributable to that Participant are satisfied, that loans may be limited to certain minimum amounts, that a loan to an Active Participant is conditioned upon that Participant's execution of a legally enforceable payroll-deduction form of repayment, that a Participant's outstanding loan balance be limited to a certain maximum amount, or that loans are conditioned upon a Participant's agreement to pay the Plan's administrative expenses attributable to the loan.

     (j) Repayments. The Participant's principal repayments will be credited to the Account from which the principal amount of the loan was originally taken in the inverse order from which the principal amount was originally taken pursuant to subsection
(g). The principal repayments credited to an Account cannot exceed the principal amount originally taken from that subaccount. The Participant's interest payments will be credited to his Account pro rata according to the principal repayment credited to the Account. Principal repayments and interest payments will be credited pro rata to the investment funds in which the applicable Account is then invested.

     (k) Distributions before full repayment. Despite any other provision of the Plan, the portion of a Participant's vested Account used as security for a Plan loan to a Participant shall be taken into account for purposes of determining the amount of the Account balance payable at the Participant's death or for other reasons pursuant to this Plan article 7, but only if the reduction is used as a repayment of the loan (and the canceled note is distributed as part of the payment). The preceding sentence shall apply only if the Participant has obtained the Spouse's consent if required under subsection (f) above, or if no spousal consent if required. If less than 100% of the Participant's entire Account is payable to the Surviving Spouse at the Participant's death (determined without regard to the first sentence of this subsection (k), then the Account balance shall be adjusted by first subtracting the amount of the security used as repayment of the loan, and then determining the benefit payable to the Surviving Spouse.

     (l) Bona fide loans only. This section authorizes only the making of bona fide loans and not distributions. Before resort is made against a Participant's Account for the failure to repay a Plan loan, the Director must make all other efforts to collect the loan as it deems reasonable and practical under the circumstances.

7.8     Qualified Domestic Relations Order Distributions

     (a)     Application.  This section applies to a
Participant's Account that is subject to a Qualified Domestic
Relations Order.

     (b) Separate accounting. During the 18-month period beginning on the date on which the Administrator receives a domestic relations order (or a modification of a domestic relations order) for determination as a Qualified Domestic Relations Order, the Administrator must separately account for the amounts that would have been payable to the Alternate Payee during such period if the order had been determined to be a Qualified Domestic Relations Order.

     (c) Suspension of benefits. No benefits will be distributed to the Participant to whom a domestic relations order relates after the date on which the Administrator receives the order (or modification of an order) for determination as a Qualified Domestic Relations Order and before the earlier of (i) the expiration of the 18-month period beginning on that date or
(ii) the date on which the Administrator determines that the order (or modification of an order) is a Qualified Domestic Relations Order; or (iii) the date the parties no longer intend to pursue a Qualified Domestic Relations Order with respect to the Participant's Account.

     (d) Payment. The Trustee will make payments pursuant to a Qualified Domestic Relations Order as soon as practicable after the payment date specified in the Order. Such payment date may be prior to the time the Participant is eligible to receive a distribution from the Plan pursuant to this Plan article 7. Payment to the Alternate Payee will be made pursuant to Plan article 8, except that a Qualified Joint and Survivor Annuity is not available to an Alternate Payee and his or her spouse. The Order may not specify a payment option for the Alternate Payee other than those provided for in Plan article 8. If a distribution is made to an Alternate Payee who is the Participant's Spouse or former Spouse, the Participant's investment in the contract, i.e., his basis in the Plan, will be allocated to that distribution on a pro rata basis in accordance with Treasury regulations.

     (e) QDRO Account. Upon determination that an order is a Qualified Domestic Relations Order, amounts subject to the Qualified Domestic Relations Order that are not immediately distributable, will be segregated, as of the date the Qualified Domestic Relations Order requires the amounts to be valued or, if no such date is specified, as of the Valuation Date on or as soon as practicable after the Order is determined to be Qualified, into a separate account for the benefit of the Alternate Payee (the "QDRO Account") in the Cash Reserve Fund. In no event may the amount segregated into the QDRO Account exceed the vested value of the Participant's Account balance under the Plan as of the Valuation Date on or immediately preceding the date of segregation. QDRO Accounts will participate in the earnings, gains or losses of the Cash Reserve Fund in the same manner as a Participant's Account. An Alternate Payee may not make withdrawals from his QDRO Account and may not obtain a Plan loan under Plan section 7.7 with respect to amounts held in his QDRO Account.

     (f) Distributions. A distribution or segregation into a QDRO Account made pursuant to a Qualified Document Relations Order will be charged pro rata against a Participant's Account unless the Order provides otherwise. If a distribution is made to Alternate Payee under a Qualified Domestic Relations Order before any amounts are segregated pursuant to subsection (e), in no event may the distribution exceed the vested value of the Participant's Account balance under the Plan valued as of the applicable Valuation Date.

                            ARTICLE 8

                BENEFIT PAYMENTS TO PARTICIPANTS

8.1     Benefit Payments, Generally

     (a) Cash-outs. If a Participant becomes entitled to a payment from his Plan Account under Plan article 7 because he has terminated employment or retired, and if the vested balance in his Account does not exceed (and did not exceed at the time of any prior distribution) $3,500, the Administrator shall direct payment to the Participant in a single lump sum. Neither the consent of the Participant nor the consent of the Participant's Spouse shall be required.

     (b) Prior to Normal Retirement Age. If a Participant becomes entitled to a payment from his Plan Account in accordance with Plan article 7 and the Participant has not reached the later of age 62 or Normal Retirement Age, no distribution can be made without the Participant's written consent if his vested Account balance exceeds (or at the time of any prior distribution exceeded) $3,500. If all or a part of the Participant's Account is subject to the survivor annuity requirements in Plan section 8.5, the Spouse's written consent to the distribution is also required. The failure of a Participant (and, if applicable, the Participant's Spouse) to consent to a distribution prior to the Participant's Normal Retirement Age shall be deemed an election to postpone payment of his Account until any time sufficient to satisfy subsection (c). Distributions pursuant to this subsection (b) must comply with the requirements of Plan section 8.6.

     (c) General distribution rule. Subject to the cash-out rules in subsection (a), unless a Participant otherwise elects, payment of his benefits shall commence no later than 60 days after the close of the Plan Year in which occurs the latest of
(1) the earlier of his attainment of age 65 or Normal Retirement Age; (2) his termination of employment with the Employers; or (3) the tenth anniversary of the year in which the Participant commenced participation in the Plan. If the benefit amount cannot be determined before distribution is required, or if it is not possible to distribute when required because the Administrator has been unable to locate the Participant after reasonable efforts, a distribution retroactive to the required date under this subsection may be made no later than 60 days after the earliest date on which the amount of such distribution is finally ascertained or on which the Participant is located, whichever is applicable.

     (d) Required Beginning Date. Despite any other provision of the Plan to the contrary, payment of each Participant's entire interest under the Plan must be made or must begin no later than his Required Beginning Date.

8.2     Valuation Date for Payments

     A Participant's Account shall be valued as of the Valuation
Date immediately following the date the Administrator approves payment to a Participant and distribution shall be made as soon as practicable following that Valuation Date.

8.3     Optional Forms of Payment

     (a) Optional forms. Unless the cash-out provisions of Plan section 8.1 apply, each Participant who becomes entitled to a payment from his Account under Plan article 7 shall have the right to elect to have the payment made under one of the options listed below. If a Participant fails to make an effective payment election, the Administrator shall direct payment in a lump sum except to the extent any portion of the Participant's Account is required to be distributed as an annuity pursuant to Plan section 8.5.

             (1)     Lump Sum.  The value of the Participant's
Account, determined as of the applicable Valuation Date, shall be paid to him in a single lump sum.

             (2) Installment Payments. The value of the Participant's Account, determined as of the applicable Valuation Date, shall be paid to the Participant (and to his Beneficiary after the Participant's death) in substantially equal installments at least annually and extending over a period not exceeding the Participant's life expectancy or the joint life expectancies of the Participant and his designated Beneficiary.

             (3)     Annuity purchase.  The value of the
Participant's Account, determined as of the applicable Valuation Date, shall be applied to purchase a single-premium, nontransferable annuity contract from a licensed insurer and providing one of the following annuity payments. Such contract shall provide for payments beginning not later than the Participant's Required Beginning Date and shall comply with the requirements of this Plan.

                     (A)     Single life annuity.  Substantially
equal monthly payments made directly to the Participant during his lifetime only. At the Participant's death, all payments end.

                     (B)     Qualified Joint and Survivor
Annuity. Substantially equal monthly payments made directly to the Participant during his lifetime. At the Participant's death, payments continue to the Participant's Surviving Spouse for the lifetime of the Surviving Spouse. Monthly payments to the Surviving Spouse may equal 50%, 75% or 100% of the monthly amount payable to the Participant, as elected by the Participant.

               (4) Protected benefit options. Any payment option that is provided under a Predecessor Plan immediately prior to the effective date of such Predecessor Plan's merger into this Plan shall be allowed as a payment option under this Plan for Participants who have account balances transferred from the Predecessor Plan to this Plan, provided that such payment options are protected benefits under Code Sections 401(a)(5) and 411(d)(6) and applicable Treasury regulations.

     (b)     Medium of payment

               (1) Cash and Stock. A Participant or other distributee entitled to a non-annuity payment from the Plan under Plan article 7 or 9 shall receive the number of full shares of Stock credited to the Participant's Account invested in the Crestar Stock Fund at the applicable Valuation Date and cash representing his remaining investments. Such Participant or other distributee may, however, at the time of his withdrawal request or within 14 days of the event requiring a payment, request in writing to the Human Resources Director that such full shares of Stock be sold by the Trustee and the cash proceeds distributed to him.

                     (A)     Crestar Stock purchase.  The Trustee
may, at its option, purchase any such shares of Stock at the market value as of the date of distribution for the benefit of other Participants of the Plan or sell such shares on the open market. In the event the Trustee sells such shares on the open market, applicable charges, if any, including brokerage commissions incident to such sale shall reduce the proceeds of such sale which would otherwise be distributed to the Participant.

                     (B)     Certain officers.  Despite the
preceding, except in the event of death, Disability or retirement at Normal Retirement Date, a distributee who is an officer of an Employer required to file reports under Section 16(a) of the Securities Exchange Act of 1934 may not elect to have the full shares of Stock credited to his Account distributed in cash.

               (2)     Annuity contract.  If a Participant's
distribution is in the form of an annuity, the Trustee shall use the Participant's Account balance to purchase a nontransferable annuity from a licensed insurance company.

     (c) Direct rollovers permitted. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election with respect to a distribution of Plan benefits, a distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution, payable on or after January 1, 1993, and in an amount of at least $500, paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For purposes of this subsection (c), the following definitions apply:

             (1) Eligible rollover distribution means any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Code Section 401(a)(9); and (iii) the portion of any such distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and (iv) any other distribution(s) reasonably expected to total less than $200 during a calendar year.

             (2) Eligible retirement plan means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified plan described in Code Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to a Participant's Surviving Spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

             (3) Distributee includes a Participant or former Participant. In addition, the Surviving Spouse of a Participant or a former Participant and the Spouse or former Spouse of a Participant or former Participant who is an Alternate Payee under a Qualified Domestic Relations Order are distributees with regard to the interest of the Spouse or former Spouse.

             (4) Direct rollover means a payment by the Plan to the eligible retirement plan specified by the distributee.

8.4     Election Procedure

     (a) Application. The provisions of this section apply to any Participant whose Account (or subaccount) is not subject to the survivor annuity requirements in Plan section 8.5

     (b) Explanation of payment options. No less than 30 days and no more than 90 days before a Participant is to receive a distribution from his Account, the Participant shall be given a written notice about the payment options available. The notice shall be given by first class mail or personal delivery and shall contain a general explanation, written in a manner intended to be understood by the Participant, of (1) the terms, conditions, and material features of the payment options provided under the Plan;
(2) an explanation of the relative values of those optional forms; (3) the Participant's right, if applicable, to postpone distribution of his benefits until what would have been his Normal Retirement Age; (4) the method in which his benefit will be paid if he does not elect a form of benefit payment; (5) the Participant's right to make, and the effect of, an election to receive benefits under the available options; and (6) the Participant's right to make and the effect of a revocation of any election.

     (c) Elections. A Participant's election to postpone any distribution until what would have been his Normal Retirement Age or his election of any payment form shall be made in writing to the Administrator, on such forms as the Administrator may require, during the election period. The election period is the 90 day period ending on the date on which payment of a Participant's benefits are to be paid or are to begin. Despite the preceding, however, a Participant cannot make an election until he has received the explanation required by subsection (b).

Unless otherwise announced by the Administrator, any election may be altered, amended, or revoked by the Participant during the election period, subject to the rules of any insurance company that may have issued or is in the process of issuing an annuity contract and subject to the survivor annuity requirements in Plan section 8.5, if applicable. After a Participant's election period ends, no further elections or adjustments in the amount of his allowance will be permitted.

8.5     Survivor Annuity Requirements

     (a) Application. The requirements of this Plan section apply to all distributions made from the Plan for any Participant who elects at any time to receive his benefit payments in the form of an annuity. The requirements of this Plan section also apply to all distributions made from a Participant's Account to the extent such Account (or subaccount) is transferred to this Plan from a Predecessor Plan on or after January 1, 1985, under which the Participant's benefit was required to be paid as an annuity under Code Sections 401(a)(11) and 417.

     (b) Form of distribution. Unless a Participant described in subsection (a) has made an effective election of an optional payment form within the 90-day period ending on his Annuity Starting Date, his vested Account under the Plan must be distributed in the form of a Qualified Joint and Survivor Annuity if he is married and in the form of a single life annuity if he is not married. The Participant may elect to have such annuity distributed upon the attainment of the earliest retirement age under the Plan.

     (c) Election of optional form. After he has received the explanation required by subsection (e), a Participant may elect to waive the annuity payment at any time during the period beginning 90 days before his Annuity Starting Date and have his Account distribution paid under one of the options set forth in the Plan section entitled "Forms of Benefit Payment." A Participant may revoke any such election at any time during his 90-day election period. A Participant may elect, revoke, and elect again as many times as he wishes as long as such actions are taken within the 90-day election period. An election of an optional form of benefit shall be made in writing to the Administrator and, except as provided below, the Participant's election shall become effective as of his Annuity Starting Date. After the Participant's Annuity Starting Date, no further elections will be permitted.

     (d) Spousal consent. A Participant's election pursuant to this Plan section will not become effective as of his Annuity Starting Date unless, within the 90-day period ending on the Annuity Starting Date, his Spouse has consented in writing to his election and the election designates a specific optional form of benefit payment and, if applicable, a specific non-spouse Beneficiary (including any class of Beneficiaries or any contingent Beneficiaries) which may not be changed without spousal consent (or the Spouse has expressly permitted the designations to be changed without further consent by the Spouse). The consent of the Participant's Spouse must acknowledge the effect of the Participant's election and must be witnessed by a Plan representative or notary public. Despite the preceding, the consent of the Participant's Spouse is not required if the Participant establishes to the satisfaction of a Plan representative that such written consent cannot be obtained because there is no Spouse, because the Spouse cannot be located, or because of such other circumstances as applicable Treasury regulations may prescribe. Any consent under this subsection is valid only with respect to the Spouse who signed the consent.
Any establishment that the consent of a Spouse cannot be obtained is valid only with respect to that designated Spouse. A consent that permits designations by the Participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific form of benefit, or if applicable, to a specific Beneficiary and that the Spouse voluntarily relinquishes this right.

     (e) Explanation required. No less than 30 days and no more than 90 days before a Participant's Annuity Starting Date, the Administrator must provide the Participant with a general written explanation which contains the information required by Plan section 8.4(b) and also includes an explanation of (1) the terms and conditions of the Qualified Joint and Survivor Annuity or single life annuity; (2) the Participant's right to make, and the general financial effect of, an election to waive the Qualified Joint and Survivor Annuity or single life annuity; and
(3) the rights of the Participant's Spouse. This notice shall be given by first class mail or personal delivery.

8.6      Restrictions on Immediate Distributions

     (a)     Application.  The consent requirements in this Plan
section 8.6 apply to any distribution of a Participant's Account if the Account is immediately distributable; that is if, at the time the Account is distributable under Plan article 7, (1) the vested Account balance exceeds (or at the time of any prior distribution exceeded) $3,500, and (2) the Participant has not attained (or if alive would not have attained) the later of Normal Retirement Age or age 62.

     (b) Participant's consent to distribution. A Participant must give consent in writing to any distribution of his Account if the Account is immediately distributable. The consent must be given within 90-day period ending on the Annuity Starting Date. If the Participant's Account (or subaccount) is not subject to the survivor annuity rules in Plan section 8.5, the Spouse's consent to the distribution is not required and the distribution may commence less than 30 days after the notice described in subsection (d) is given, provided that:

             (1) the Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice described in subsection
(d) to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

             (2) the Participant, after receiving the notice, affirmatively elects a distribution.

     (c) Consent of Participant's Spouse. If the Participant's Account (or subaccount) is subject to the survivor annuity rules in Plan section 8.5, the Participant's Spouse must also given written consent to a distribution of the Participant's Account while it is immediately distributable. Despite the preceding, only the Participant need consent if the distribution is in the form of a Qualified Joint and Survivor Annuity. If the Participant is deceased, only the Surviving Spouse needs to provide written consent to the distribution.

     (d) Notice. The Administrator must notify the Participant and the Participant's Spouse (or their survivor) of the right to defer any distribution that is immediately distributable. The notice must include a general description of the material features and an explanation of the relative values of the optional forms of payment available under the Plan in a manner that would satisfy the notice requirements of Code Section 417(a)(3), and shall be provided no less than 30 days and no more than 90 days prior to the Annuity Starting Date.

     (e) Exceptions. Neither the consent of the Participant nor the Participant's Spouse shall be required to the extent that a distribution is required to satisfy Code Section 401(a)(9) or Section 415. In addition, upon termination of this Plan if the Plan does not offer an annuity option (purchased from a commercial provider) and if neither an Employer nor a Related Company maintains another Defined Contribution Plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)), the Participant's Account balance will, without the Participant's consent, be distributed to the Participant. However, if an Employer or Related Company maintains another Defined Contribution Plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)), then the Participant's Account balance will be transferred, without the Participant's consent to the other plan if the Participant does not consent to an immediate distribution.

8.7     Distribution Requirements under Code Section 401(a)(9)

     (a) Application. Subject to the survivor annuity requirements of Plan section 8.5, the requirements of this Plan section 8.7 shall apply to any distribution of a Participant's Account and will take precedence over any inconsistent provisions of this Plan. Unless otherwise specified, the provisions of this Plan section 8.7 apply to calendar years beginning after December 31, 1984. All distributions required under this Plan section 8.7 shall be made in accordance with the proposed Treasury regulations under Code Section 401(a)(9), including the minimum distribution incidental benefit requirement of Proposed Treasury regulation Section 1.401(a)(9)-2.

     (b)     Required Beginning Date.  As required by Code
Section 401(a)(9), each Participant's entire interest under this Plan must be or must begin to be distributed not later than his Required Beginning Date. Except as provided below, a Participant's Required Beginning Date is April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

             (1) For a Participant who is not a 5%-owner (as defined in Code Section 416(i)), who attains age 70 1/2 during the 1988 calendar year, and who has not retired as of January 1, 1989, the Required Beginning Date is April 1, 1990.

             (2) For a Participant who is not a 5%-owner (as defined in Code Section 416(i)), and who attains age 70 1/2 before January 1, 1988, his Required Beginning Date is April 1 of the calendar year following the later of (i) the calendar year in which he retires or (ii) the calendar year in which he attains age 70 1/2.

             (3) For a Participant who attains age 70 1/2 before January 1, 1988, and who is a 5%-owner (as defined in Code
Section 416(i)) of the Employer during any Plan Year that ends with or within the calendar year in which he attains 66 1/2 or during any later Plan Year, the Required Beginning Date is April
1 following the later of (i) the calendar year in which the Participant attained age 70 1/2 or (ii) the earlier of the calendar year which ends with or within the Plan Year during which the Participant becomes a 5% owner or the calendar year in which the Participant retires.

             (4) In accordance with an appropriate election made by a Participant by December 31, 1983, to defer distribution in accordance with the pre-TEFRA 242(b) transition rule, which has not been revoked or modified as provided in subsection (k) below.

     (c) Limits on distribution period. As of the first distribution calendar year, distributions, if not made in a single sum, may only be made over one or a combination of the following periods:

             (1)     the life of the Participant;

             (2)     the lives of the Participant and a
designated Beneficiary;

             (3) a period certain not extending beyond the Participant's life expectancy; or

             (4) a period certain not extending beyond the life expectancy of the Participant and a designated Beneficiary.

If a Participant fails to elect a distribution method that complies with these requirements, the Plan Administrator, in its sole discretion, may direct distribution in any of the Plan's required distribution methods that meets these distribution requirements (and, if applicable, satisfies Code Sections 401(a)(11) and 417)).

     (d) Distribution amount. If a Participant's Account is to be distributed other than in a lump sum, the following rules apply:

             (1)     If a Participant's Account is to be
distributed over a period described in subsection (c)(3) or
(c)(4) or a period not extending beyond the life expectancy of the designated Beneficiary, the amount required to be distributed in each calendar year, beginning with the first distribution calendar year, must at least equal the quotient obtained by dividing the Participant's Account by the applicable life expectancy.

             (2) For calendar years beginning before January 1, 1989, if the Participant's Spouse is not the designated Beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the Participant's life expectancy.

             (3) For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first distribution calendar year must not be less than the quotient obtained by dividing the Participant's Account by the lesser of (i) the applicable life expectancy or
(ii) if the Participant's Spouse is not the designated Beneficiary, the applicable divisor determined from the table set forth in Proposed Treasury regulation Section 1.401(a)(9)-2, Q&A-4. Distributions after the death of the Participant shall be distributed using the applicable life expectancy in subsection
(d)(1) above as the relevant divisor without regard to Proposed Treasury regulation Section 1.401(a)(9)-2.

             (4) The minimum distribution required for the Participant's first distribution calendar year must be made on or before the Participant's Required Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Participant's Required Beginning Date occurs, must be made on or before December 31 of that distribution calendar year.

      (e) Life expectancy. The life expectancy of the Participant, and if the designated Beneficiary is the Participant's Spouse, the life expectancy of the Spouse (other than in the case of a life annuity) may be redetermined but not more frequently than annually. If the Participant fails to make an election with respect to the annual redetermination of his life expectancy or the life expectancy of his Spouse, the Administrator must recalculate life expectancies on an annual basis. A Participant's election is irrevocable as of his Required Beginning Date. Life expectancy of a non-Spouse Beneficiary may not be recalculated.

              (1) Life expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Table V or VI, as applicable, of Treasury regulation Section 1.72-9.
              (2)     For purposes of this section, life
expectancies are calculated using the attained age of the Participant (or designated Beneficiary) as of the Participant's (or designated Beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first distribution calendar year, and if life expectancy is being recalculated, such succeeding calendar year.

     (f) Annuity purchase. If a Participant's benefit is distributed in the form of an annuity purchased from an insurance company, distributions under the annuity contract must comply with the requirements of Code Section 401(a)(9) and applicable Treasury regulations.

     (g) Death during payment period. If a Participant dies after distribution of his interest has begun according to a method that satisfies the requirements of subsection (c) but before his entire interest has been distributed, then the remaining portion of his interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Participant's death.

     (h) Death before any payments. If a Participant dies before distribution of his interest has been made or has begun according to a method that satisfies the requirements of subsection (c), then the entire interest of the Participant must be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death except to the extent that an election is made to receive the distributions in accordance with (1) or (2) below:

             (1) If any portion of the Participant's interest is payable to or for the benefit of a designated Beneficiary, that portion will be distributed according to Treasury regulations over the life of the designated Beneficiary (or over a period not extending beyond the life expectancy of the designated Beneficiary), and distributions begin not later than December 31 of the calendar year immediately following the calendar year in which the Participant died; or

             (2)     If the designated Beneficiary is the
Participant's Surviving Spouse, the date distributions are required to begin in accordance with paragraph (1) above shall not be earlier than the later of (i) December 31 of the calendar year immediately following the calendar year in which the Participant died and (ii) December 31 of the calendar year in which the Participant would have attained age 70 1/2. If the Surviving Spouse dies before the distributions to the Spouse begin, then paragraph (1) will apply as if the Surviving Spouse were the Participant.

             If the Participant does not made an election pursuant to this subsection (h) before his death, the designated Beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this subsection, or (2) December 31 of the calendar year which contains the fifth anniversary of the date of the Participant's death. If the Participant has no designated Beneficiary, of if the designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death. For purposes of this subsection, distribution of a Participant's Account is considered to begin on the Participant's Required Beginning Date (or, if the provisions of the last sentence of subsection (h)(2) apply, the date distribution is required to begin to the Surviving Spouse pursuant to paragraph (2) above).

     (i) Distribution calendar year. A distribution calendar year is a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to this Plan section 8.7.

     (j) Participant's benefit. The Participant's benefit is his Account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. If, however, any portion of the minimum distribution for the first distribution calendar year is made in the second distribution calendar year on or before the Required Beginning Date, the amount of the minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding distribution calendar year.

     (k) Pre-TEFRA election transition rule. Despite the preceding provisions of this Plan section and subject to the election procedures described in this Plan article, distribution on behalf of a Participant, including a 5% owner, may be made in accordance with his pre-TEFRA 242(b) election if such election was allowed under a Predecessor Plan and complies with the requirements of this subsection.

             (1) The Participant had an accrued benefit under the Plan as of December 31, 1983, and made a written distribution designation under the transition rule provided in Section
242(b)(2) of the Tax Equity and Fiscal Responsibility Act of
1982, which satisfies the following requirements:

                     (A)     The distribution designation was in
writing, was signed by the Participant, and was made before January 1, 1984.

                     (B)     The method of distribution selected
in the designation is one which would not have disqualified the Plan under Code Section 401(a)(9) as in effect on December 31, 1982, and the actual distribution conforms with the method selected in the designation.

                     (C)     The designation specifies the time
at which distribution will commence, the period over which distributions will be made, and for any distribution upon the Participant's death, the Beneficiaries of the Participant listed in the order of priority.

                     (D)     The designation has not been revoked
at the time distribution is to begin in accordance with the designation. Any change in the designation will be considered a revocation of the designation, but the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation is not a revocation as long as the substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the measuring life).

                     (E)     The designation qualified for the
special transition rule under applicable Treasury regulations relating to Code Section 401(a)(9).

          If a distribution designation or the method of distribution specified in the designation fails to meet all of these requirements or if a distribution designation is revoked or deemed to be revoked, then distribution of the Participant's benefit must be made as otherwise provided under the Plan.

          (2) A distribution upon death will not be covered by this transition rule unless the information in the pre-TEFRA
242(b) election contains any other information required by the Secretary of the Treasury.

          (3) If a Participant revokes a pre-TEFRA 242(b) election, any subsequent distribution must satisfy the requirements of this Plan section, Code Section 401(a)(9), and applicable Treasury regulations. If the revocation occurs after the date distributions would otherwise have been required to begin under this Plan section, then the total amount not yet distributed, which, but for the pre-TEFRA 242(b) election, would have been required to have been distributed to satisfy Code
Section 401(a)(9) and applicable Treasury regulations, must be distributed by the end of the calendar year following the calendar year in which such election is revoked. For calendar years beginning after December 31, 1989, such distributions must satisfy the minimum distribution incidental requirements of applicable Treasury regulations.

          (4)     If a Participant has a pre-TEFRA 242(b)
election with respect to any amount that is transferred or rolled over to this Plan, distribution of such amounts shall be subject to the requirements of applicable Treasury regulations.

8.8 Receipt for Payment. The Trustee may refuse to make a distribution or payment to any person who is, in its judgment, incapable for any reason of giving a valid receipt for such distribution or payment and, unless a claim has been made by a duly appointed guardian or other personal representative for such person, may make such payment or a partial payment to any person, institution or agency which, in the judgment of the Trustee, is then contributing toward or furnishing the support of such person, and the receipt of such payee shall be a complete discharge to the Trustee.

8.9     Payments to Minors and Incompetents

     If any Plan benefits become payable to a Participant or Beneficiary who is a minor or who, in the opinion of the Administrator, is not legally capable of giving valid receipt and discharge for such benefits, that payment may be made for the benefit of the Participant or Beneficiary to such person as the Administrator in its discretion designates, including the guardian or legal representative of the Participant or Beneficiary. Such payments shall, to the extent made, be deemed a complete discharge of any liability for such payment under the Plan, and the Trustee may make the payment without obligation to require bond or to see to the further application of payments.

8.10     Unclaimed Benefits

     If the Plan cannot make payments of any amount to a Participant or Beneficiary within five years after the amount becomes payable because the person's identity or whereabouts cannot be determined by the end of the five-year period, all amounts that would have been payable to that Participant or Beneficiary must be segregated by the Administrator and then dealt with according to the laws of the state by which this Plan is governed that pertain to abandoned intangible personal property held in a fiduciary capacity. No payment shall thereafter be due from this Plan to the extent that the person's benefit has been paid to someone else pursuant to the escheat laws of any jurisdiction.


                            ARTICLE 9

                     DEATH BENEFIT PAYMENTS


9.1     General Provisions on Death Benefits

     (a) Application. The provisions of this Plan article 9 relating to death benefits apply to the distribution of the Account of any Participant who dies before his entire vested Account has been distributed. To the extent that a Participant's Account has been applied to purchase an annuity contact, his Beneficiary is entitled to receive only the benefits payable under the annuity contract, if any. Following a Participant's death, his undistributed Account balance in the Plan shall continue to be adjusted for gains or losses and administrative expenses in accordance with the provisions of the Plan governing the adjustment of Account balances for other distributions.

     (b) Death before Annuity Starting Date. Upon the death of a Participant before his Annuity Starting Date, the entire undistributed vested balance of his Account (less the value of any security interest held by the Plan by reason of a Plan loan outstanding to such Participant) shall be distributed to the Participant's Beneficiary in accordance with the provisions of this Plan article 9. Such distribution shall be made as soon as practicable after the Administrator receives satisfactory evidence of the Participant's death, based on the value of the Participant's undistributed vested Account balance as soon as practicable following the Valuation Date following the Administrator's determination that all requirement have been satisfied with respect to the payment of death benefits to the Beneficiary.

     (c) Death after Annuity Starting Date. If a Participant dies after his Annuity Starting Date, any undistributed vested balance in the Participant's Account will be distributed to his Beneficiary as provided in this Plan article 9 except if a Participant has elected an annuity form of payment under Plan article 8. In that case, the death benefits, if any, will be provided in accordance with the terms of the Participant's annuity contract.

      (d) Restrictions on payments. Despite any other provision of this Plan article 9, payment of any death benefits under the Plan must comply with the Code section 401(a)(9) restrictions as described in Plan article 8 and applicable Treasury regulations. The Administrator is sot obligated to direct the payment of death benefits until the Administrator receives satisfactory evidence of the Participant's death.

9.2     Designation of Beneficiary

     (a) Designation. Except as provided in subsection (b), a Participant may designate a Beneficiary or Beneficiaries, indicating single, multiple, primary, or secondary Beneficiaries.

Each designation must be in writing, signed by the Participant, delivered to the Administrator, and if applicable under subsection (b), be consented to by the Participant's spouse.
Each designation is revocable. A Participant's Beneficiary designation or change in a Beneficiary designation is not effective until received by the Administrator. The Administrator, the Trustee, and an Employer are not liable for a failure to make a Beneficiary change between the time requested and the Participant's death unless the failure is willful or from substantial negligence; and one party is not liable for the failure of another party.

     (b)     Married Participant

          (1)     Survivor Annuity requirements.  If a
Participant is married and if the distribution of all or part of his Account is subject to the annuity rules in the section of Plan article 8 entitled "Survivor Annuity Requirements," the Participant's Beneficiary (for that portion of his Account) is his Surviving Spouse unless the Spouse consents as provided in that section or in Plan section 9.3 to the Participant's designation of another Beneficiary.

          (2) Non-annuity requirements. If a Participant is married and no part of his Account is subject to the section in Plan article 8 entitled "Survivor Annuity Requirements," the Participant's Beneficiary is his Surviving Spouse unless the Spouse consents to the Participant's designation of a different Beneficiary. The Spouse's consent must be in writing, must acknowledge the effect of the Participant's election, and must be witnessed by a Plan representative or a notary public. With the Surviving Spouse's consent, the provisions of subsection (b) are effective for that Participant. If the Administrator is satisfied that the consent described in this subsection may not be obtained because the Participant has no Spouse, because the Spouse cannot be located, or because of such other circumstances as applicable regulations may prescribe, the provisions of subsection (b) are effective;

     (c) Qualified Domestic Relations Order. To the extent provided in a Qualified Domestic Relations Order, the Alternate
Payee recognized by such Order as the Participant's Beneficiary shall be the Participant's Beneficiary at his death.

     (d) No designation. If the provisions of subsection (c) do not apply, and if there is no valid Beneficiary designation by the Participant (together with a valid spousal consent described in subsection (b), if applicable) or if the designated Beneficiary or Beneficiaries fail to survive the Participant or are no longer in existence at his death, Beneficiary means the Participant's Surviving Spouse, and if there is no Surviving Spouse, the Participant's estate.

9.3     Payment Form for Death Benefits

     (a) Cash Outs. If the vested balance in a deceased Participant's Account does not exceed (and at the time of any prior distribution did not exceed) $3,500, the Administrator shall direct payment to the Beneficiary in a single lump sum. No consent of the Beneficiary (including a Surviving Spouse) is required before such distribution is made.

     (b)     Spouse's consent.  If the value of a deceased
Participant's Account exceed (or at the time of any prior
distribution exceeded) $3,500, the Surviving Spouse must consent
to any    distribution made before the date on which the
Participant would have attained the later of Normal Retirement
Age or age 62.  The requirements of Plan section 8.6 shall apply.

     (c) 401(a)(9) restrictions. Death benefits must begin or be paid within the time specified and in accordance with Code
401(a)(9) as described in Plan article 8 and applicable Treasury regulations.

     (d) Beneficiary election. Subject to the preceding subsections, any death benefits payable to a Beneficiary because the Participant dies before his Annuity Starting Date may be paid in any payment option allowed under Plan article 8 and elected by the Beneficiary other than a Qualified Joint and survivor Annuity with such Beneficiary's spouse. If the Participant did not specify a payment option and the Beneficiary does not make a payment election, any death benefits will be distributed to the Beneficiary in a lump sum. If the Participant dies after his Annuity Starting Date, benefits will be paid in the payment method elected by the Participant and in effect at his death. Despite the preceding, if the payment form in effect is an installment option (not an annuity), the Beneficiary may elect to receive a lump sum payment of the remaining installments, if any.

9.4     Qualified Preretirement Survivor Annuity

     (a) Application. The provisions of this Plan section apply only to a Participant whose Account (or subaccount) is subject to the survivor annuity rules described in Plan section 8.5, and who has a Surviving Spouse at his death before his Annuity Starting Date. The provisions of this Plan section apply only to the portion of the Participant's Account that is subject to the annuity rules.

     (b) Form of payment. If such a Participant has a vested interest in his Account and if he is married on the date of his death, his Surviving Spouse shall be entitled to receive a Qualified Preretirement Survivor Annuity unless an effective waiver has been made pursuant to this Plan section. Subject to the cash-out rules in Plan section 9.3, the Surviving Spouse shall receive such benefit in the form of an annuity contract providing payments for his or her lifetime unless such Surviving Spouse elects otherwise. The Surviving Spouse may elect to have the annuity contract distributed within a reasonable time after the Participant's death.

     (c) Waiver of annuity. After the Participant has received the explanation required by subsection (e), the Participant may elect in writing at any time during his election period to waive the Qualified Preretirement Survivor Annuity coverage and to have the remaining provisions of this Plan article 9 apply with respect to the payment of any death benefits to the Surviving Spouse or to name a non-Spouse Beneficiary. A Participant may revoke any such election at any time during his election period. A Participant may elect, revoke, and elect again as long as such actions are taken within the election period. For purposes of this Plan section 9.4, a Participant's election period begins on the first day of the Plan Year in which he attains age 35 and ends on the date of his death. If a Participant's Termination Date occurs before the beginning of such election period, his election period shall begin on the his Termination Date with respect to his Account balance as of his Termination Date. If the Administrator announces and provides the written explanation required by subsection (e), a Participant may waive the Qualified Preretirement Survivor Annuity coverage before the first day of the Plan Year in which he attains age 35, but on the first day of the Plan Year in which he attains age 35, his waiver becomes invalid and the Qualified Preretirement Survivor Annuity coverage is automatically reinstated; any new waiver on or after that date is subject to the full requirements of this Plan section.

     (d) Spousal consent. A Participant's election to waive the Qualified Preretirement Survivor Annuity coverage shall not take effect at his death unless, during his election period (as described in subsection (c) above), his Surviving Spouse consented in writing to such election and the election designates a specific nonSpouse Beneficiary (including any class of Beneficiaries or any contingent Beneficiaries) which may not be changed without spousal consent (or the Surviving Spouse has expressly permitted the designations to be changed without further consent). The Surviving Spouse's consent must acknowledge the effect of the Participant's election and must be witnessed by a Plan representative or notary public. Despite the preceding sentence, the consent of a Surviving Spouse is not required if it is established to the satisfaction of a Plan representative that such written consent cannot be obtained because there is no Surviving Spouse, because the Surviving Spouse cannot be located, or because of such other circumstances as applicable Treasury regulations prescribe. Any consent under this provision is valid only with respect to the Spouse who signed the consent. Any establishment that the consent of a Spouse cannot be obtained is valid only with respect to that designated Spouse. A consent that permits designations by the Participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific Beneficiary and that the Spouse voluntarily elects to relinquish such right. If a Participant's waiver of the Qualified Preretirement Survivor Annuity is effective upon his death, any amounts payable under the Plan on behalf of such Participant after his death will be distributed as provided in Plan section 9.3.

     (e) Explanation required. The Administrator must provide each Participant with a general written explanation of
(1) the terms and conditions of the Qualified Preretirement Survivor Annuity coverage described in this section; (2) the terms, conditions, and other material features of any optional payment forms for death benefits under this Plan article 9; (3) an explanation of the relative values of those forms; (4) the Participant's right to make, and the effect of, an election not to receive such Qualified Preretirement Survivor Annuity coverage; (5) the rights of the Participant's Spouse; and (6) the right to make, and the effect of, a revocation of the waiver.
The explanation must be provided during whichever of the following periods ends last:

             (1) the period beginning on the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35.

             (2)     a reasonable period ending after the
individual becomes a Participant.

             (3) a reasonable period after the Participant first becomes subject to the survivor annuity requirements.

             (4) a reasonable period ending after separation from service in the case of a Participant who separates from service before attaining age 35.

For purposes of paragraphs (2), and (3), a reasonable period is the end of the two-year period beginning one year prior to the date of the applicable event and ending one year after that date.

For purposes of paragraph (4), notice must be provided within the two-year period beginning one year prior to separation and ending one year after separation; and if the Participant later returns to employment with the Employer, the applicable period for that Participant shall be redetermined under the rules stated above.



                            ARTICLE 10

                        CLAIMS PROCEDURES


10.1     Claims Procedure

     (a) Submission of claims. Claims for benefits under the Plan must be submitted to the Human Resources Department (prior to May 14, 1994, to the Administrator) or such persons as it may designate in writing who shall have the initial responsibility for determining the eligibility of any Participant or Beneficiary for benefits. All claims for benefits shall be made in writing and shall set forth the facts which such Participant or Beneficiary believes to be sufficient to entitle him to the benefit claimed. The claims reviewer may adopt forms for the submission of claims for benefits in which case all claims for benefits shall be filed on such forms.

     (b) Response to claim. On receipt of a claim, the claims reviewer must respond in writing within 90 days. If necessary, the first notice to the claimant must indicate any special circumstances requiring an extension of time for the decision on the claim. The extension notice must indicate the date by which the reviewer expects to give a decision. An extension of time for processing may not exceed 90 days after the end of the initial 90-day period.

     (c) Denied claims. If a claim is wholly or partially denied, written notice must be given to the claimant within that time provided in subsection (b). If notice that a claim has been denied is not furnished within that time, the claim is deemed denied. An adverse notice must be written in a manner calculated to be understood by the claimant and must include (1) each reason for denial; (2) specific references to the pertinent provisions of the Plan or related documents on which the denial is based;
(3) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why that material or information is needed; and
(4) appropriate information about the steps to be taken if the claimant wishes to submit the claim for review.

10.2     Review of Denied Claims

     (a) Review request. Within 60 days after receiving a notice of a denied claim for benefits (or within 60 days of the date a claim is deemed denied under Plan section 10.1(c)), a claimant or his duly authorized representative may request in writing to the Human Resources Director (or to the Administrator prior to May 14, 1993) that the denied claim be reviewed. The claimant may request that the Committee review the denied claim.

     (b) Possible hearing. The Human Resources Director (or prior to May 14, 1994, the Administrator) or the designated reviewer must determine whether there will be a hearing. The claimant and an authorized representative are entitled to be present and heard at any hearing that is used as part of the review. Before any hearing, the claimant or a duly authorized representative may review all Plan documents and other papers that affect the claim and may submit issues and comments in writing. Any hearing must be scheduled to give sufficient time for this review and submission, and the claimant must be advised of the schedule and deadlines for submission.

     (c) Time limitations on review. The decision on review must be furnished to the claimant in writing within 60 days after the request for review is received, unless special circumstances require an extension of time for processing. If an extension is required, written notice of the extension must be furnished to the claimant before the end of the 60-day period and the decision then must be given as soon as possible, but not later than 120 days after the request for review was received. The decision on review must be written in a manner calculated to be understood by the claimant and must include specific reasons for the decision and specific references to the pertinent provisions of the Plan or related documents on which the decision is based. If the decision on review is not received by the claimant within the time required in this subsection, the claim is deemed denied on review.

     (d) Allowances for committee review. If a denied claim is reviewed by a committee that has regularly scheduled meetings at least quarterly, the rules in this subsection govern the time for the decision on review and supersede the rules in subsection
(c). If the claimant's written request for review is received more than 30 days before a meeting of the committee, a decision on review must be made at the next meeting after the request for review has been received. If the claimant's written request for review is received 30 days or less before a meeting of the committee, the decision on review must be made at the second meeting after the request for review has been received. If an extension of time is required, written notice of the extension must be furnished to the claimant before the extension begins. If notice that a claim has been denied on review is not received by the claimant within the time required in this subsection, the claim is deemed denied on review.

     (e) Determination final. Except for a written request for review of a denied claim, all good-faith determinations by the claim reviewer designated under this Plan section 10.2 are conclusive and binding on all persons, and there is no right of appeal.

                           ARTICLE 11

                      TOP-HEAVY PROVISIONS


11.1     Top-Heavy Years

     The provisions of this Plan article 11 apply only for Plan
Years in which this Plan is a Top-Heavy Plan according to the determination described in Plan section 11.02.

11.2     Top-Heavy Determination

     (a) Procedures. The determination of whether this Plan is a Top-Heavy Plan for a Plan Year beginning after December 31, 1983, is made according to Interests (as described in Plan section 11.3) as of that Plan Year's Top-Heavy Determination Date, based on the related Top-Heavy Valuation Date, according to the procedures required in this Plan section.

     (b) Top-Heavy Plan. If this Plan is not part of an Aggregation Group, it is a Top-Heavy Plan if, as of the Top-Heavy Determination Date, the Interests of all Key Employees in the Plan exceed 60% of the combined Interests of all Participants in the Plan.

     (c) Top-Heavy Group. If this Plan is part of an Aggregation Group, the determination of whether this Plan and each plan in the Aggregation Group is a Top-Heavy Plan is determined according to the procedures required in this subsection, applying each subparagraph in numerical sequence.

             (1)     As of each plan's Top-Heavy Determination
Date, separately determine the Interests of all Key Employees in each plan in the Aggregation Group and the Interests of all participants in each plan in the Aggregation Group.

             (2) The Interests of all Key Employees in each plan that is part of the Aggregation Group are added to the Interests of all Key Employees in each other plan in the Aggregation Group. The Interests of all participants in the plans are totaled in the same manner. The Interests are determined as of the plans' Top-Heavy Determination Dates that fall within the same calendar year.

             (3) The Aggregation Group is a Top-Heavy Group if, after application of paragraph (2), the Interests of all Key Employees in the Aggregation Group exceed 60% of the combined Interests of all participants under all plans in the Aggregation Group.

             (4) A plan that is part of an Aggregation Group is a Top-Heavy Plan for a plan year if it belongs to a Required
Aggregation Group that is part of a Top-heavy Group for that plan year.

     (d) Permissive aggregation. The Administrator may create a Permissive Aggregation Group, but a Qualified Plan may not be part of a Permissive Aggregation Group unless all Qualified Plans within the Permissive Aggregation Group continue to meet the requirements of Code Sections 401(a)(4) and 410 with each added Qualified Plan taken into account.

     (e) Individuals disregarded. If at any time during the five-year period ending on the applicable Top-Heavy Determination Date an individual has not performed services for an Employer or Related Company maintaining this Plan or a plan that is a part of this Plan's Aggregation Group, the Interest of such individual is not taken into account for purposes of this section. Former Key Employees are excluded entirely under this section.

11.3     Interests Measured

      (a) Defined Contribution Plan. An individual's Interest in a Defined Contribution Plan is equal to his account balance for that plan (according to paragraphs (1) and (2)) for the Top-Heavy Determination Date and (to the extent not already included in determining his account balance) all distributions (excluding amounts attributable to deductible employee contributions) with respect to that individual from the account during the five-year period ending on the Top-Heavy Determination Date.

          (1) For purposes of subsection (a), an individual's account balance in a Qualified Plan not subject to Code Section 412 (that is, a non-pension plan) is his actual account balance (excluding amounts attributable to deductible employee contributions) on the Top-Heavy Valuation Date and all contributions actually made after the Top-Heavy Valuation Date but on or before the Top-Heavy Determination Date. However, for such a Qualified Plan's first plan year, the amount determined in the preceding sentence must be added to the amount of any contributions made after the Top-Heavy Determination Date that are allocated as of a date in that first plan year.

          (2) For purposes of subsection (a), an individual's account balance in a Defined Contribution Plan that is subject to Code Section 412 (that is, a pension plan) is his actual account balance (excluding amounts attributable to deductible employee contributions) on the Top-Heavy Valuation Date, all contributions due as of the Top-Heavy Determination Date (that is, contributions that would be allocated as of a date not later than the Top-Heavy Determination Date, even though those amounts are not yet required to be contributed), and--for the plan year that contains the Top-Heavy Determination Date--all amounts actually contributed (or due to be contributed) after the Top-Heavy Valuation Date but before the expiration of the extended payment period in Code Section 412(c)(10).

     (b) Defined Benefit Plan. An individual's Interest in a Defined Benefit Plan is equal to the present value (determined according to paragraph (1)) of his cumulative accrued benefit for that Plan as of the Top-Heavy Determination Date and (to the extent not already included in determining his cumulative accrued benefit) all distributions from that plan with respect to that individual during the five-year period ending on the Top-Heavy Determination Date.

             (1) There are no specific prescribed actuarial assumptions that must be used for determining the present value of a cumulative accrued benefit. The assumptions used must be reasonable and need not relate to the Qualified Plan's actual investment and other experience. The assumptions need not be the same as those used for minimum funding purposes or for purposes of determining the actuarial equivalence of optional benefits under the plan. For purposes of this Plan, if a Qualified Plan does not specify the actuarial assumptions it uses for determining the present value of a cumulative accrued benefit, the assumptions used must be those used in the Qualified Plan for purposes of determining the actuarial equivalence of optional benefits under the plan (or, if no optional benefits are available, those used for minimum funding purposes), except that the interest assumption must be (as described in 29 C.F.R.
section 2619.26(c)(2)(iv)) the PBGC interest rate for immediate annuities in effect on the Top-Heavy Valuation Date as set forth in Appendix B (as amended) to Part 2619 of 29 C.F.R. If a Qualified Plan specifies the actuarial assumptions it uses for determining the present value of its cumulative accrued benefit, those assumptions govern for purposes of this Plan as to that Qualified Plan's cumulative accrued benefits.

             (1) The present value must be computed using an interest and a post-retirement mortality assumption but consistent with paragraph (1). Pre-retirement mortality and future increases in costs of living (but not in the maximum dollar amount permitted by Code Section 415(d)) may also be assumed. However, assumptions as to future withdrawal or future salary increases may not be used.

             (2) In the case of a Defined Benefit Plan that provides a joint and survivor annuity within the meaning of Code Sections 401(a)(11) and 417 as a normal form of benefit, for purposes of determining the present value of the cumulative accrued benefit, the participant's spouse may be assumed to be the same age as the participant.

             (3) Unless a Defined Benefit Plan provides for a nonproportional subsidy according to paragraph (7), the present value must reflect a benefit payable beginning at the Qualified Plan's normal retirement age (or attained age, if later). Benefits not relating to retirement benefits, such as pre-retirement death and disability benefits and post-retirement medical benefits, must not be taken into account. Subsidized early retirement benefits and subsidized benefit options must not be taken into account unless they are nonproportional subsidies according to paragraph (7).

             (4) If a Defined Benefit Plan provides for a nonproportional subsidy, the benefit should be assumed to begin at the age at which the benefit is most valuable.

             (5) If two or more Defined Benefit Plans are being tested, the actuarial assumptions used for all Qualified Plans within an Aggregation Group must be the same. If paragraph
(1) of this subsection would otherwise cause the preceding sentence to be violated, the Administrator must select one Qualified Plan's assumptions and use them as adjusted according to the other paragraphs in this subsection.

             (7) For purposes of this subsection, a subsidy is nonproportional unless the subsidy applies to a group of employees that would independently satisfy the requirements of Code Section 410(b).

11.4     Minimum Benefits for Top-Heavy Plans

     (a) Superseding effect. For any Plan Year in which this Plan is a Top-Heavy Plan, the provisions of this section supersede conflicting Plan provisions regarding contributions and allocations under the Plan.

     (b) Aggregation of plans. For purposes of this section, all Defined Contribution Plans that are part of an Aggregation Group with this Plan are treated as one Defined Contribution Plan, and all Defined Benefit Plans that are part of an Aggregation Group with this Plan are treated as one Defined Benefit Plan. According to the other provisions of this article, the Administrator may elect to cause the Employers to satisfy the minimum benefit requirements of this section in this Plan, within any one or more of the other Qualified Plans in this Plan's Aggregation Group, or by aggregating amounts from this Plan and one or more of those other Qualified Plans.

     (c) Eligible Non-Key Employees. Each Non-Key Employee who is a Participant with regard to this Plan, who is eligible for an allocation of contributions that the Employer or a Related Company might make (or who would be eligible except that after becoming a Participant he subsequently fails to complete 1,000 Hours of Service (or the equivalent) during the Plan Year), and who has not separated from service at the end of the Plan Year must receive the minimum benefit required by Code Section 416(c)(2), as described in this section. A Non-Key Employee may not fail to receive such minimum benefit because he is excluded from Plan participation (or is ineligible for an allocation under the Plan) merely because his compensation is less than a stated amount or merely because of a failure to make mandatory or elective contributions under the Plan.

     (d) Minimum benefit. This Plan will satisfy the minimum benefit required by Code Section 416(c)(2) if the sum of Employer contributions and forfeitures allocated to the Account of each eligible Non-Key Employee Participant under the Plan for each Plan Year in which the Plan is a Top-Heavy Plan equals the amount in paragraphs (1) or (2), as applicable.

              (1)     The minimum benefit applicable to an
eligible Non-Key Employee Participant who does not participate in a Defined Benefit Plan that is part of this Plan's Required
Aggregation Group is the lesser of

                      (A)     3% of such Non-Key Employee
Participant's Earnings for that Plan Year; or

                      (B)     the highest percentage at which
Employer contributions and forfeitures are allocated to any Key Employee for the Plan Year under this Plan or any plan within this Plan's Required Aggregation Group. The highest percentage will be determined as the ratio of the sum of employer contributions made (or required to be made without regard to waivers granted pursuant to Code Section 412(d)) and forfeitures allocated to such Key Employee's account divided by his Earnings for the Plan Year. This subparagraph does not apply if this Plan is part of a Required Aggregation Group and if this Plan enables a Defined Benefit Plan included in such Required Aggregation Group to meet the requirements of Code Section 401(a) or Section 410.

          (2) The minimum benefit applicable to an eligible Non-Key Employee Participant who participates in a Defined Benefit Plan that is part of this Plan's Required Aggregation Group is 5% of his Earnings for that Plan Year but only to the extent he does not receive the Defined Benefit Plan minimum benefit required by Code Section 416(c)(1) in that Defined Benefit Plan.

     (e) Offset for other allocations. An individual's minimum benefit that is required from this Plan for a Plan Year is equal to the full benefit described in paragraph (d) reduced by the total of all allocations received for the Plan Year from any Employer contributions or from forfeitures from any other Defined Contribution Plan included in this Plan's Required Aggregation Group.

     (f)       Excluded amounts.  In determining a Non-Key
Employee's minimum-benefit entitlement and in determining whether that entitlement has been satisfied, any employer contribution attributable to a salary reduction election under Code Section
401(k) may not be taken into account.

11.5     Top-Heavy Vesting

     (a)     Vested percentage.  Except as provided in subsection
(d), the following table applies to all Accounts not otherwise fully vested in any Plan Year for which this Plan is a Top-Heavy
Plan:

            Years of Service              Vested Percentage

               Less than 2                       0%
                   2                            20%
                   3                            40%
                   4                            60%
                   5                            80%
               6 or more                       100%

     (b) Years of service. For purposes of subsection (a), years of service are computed in the same manner as service for vesting purposes is otherwise computed under the Plan.

     (c) No decrease in vested percentage. No decrease in a Participant's vested percentage may occur in the event the Plan's status as a Top-Heavy Plan changes for any Plan Year. If the Plan's vesting schedule shifts into or out of the schedule under subsection (a) for any Plan Year because of a change in the Plan's top-heavy status, such a shift is an amendment to the vesting schedule and the election in Plan section 6.3 applies.

     (d) Participants excepted. The provisions of this Plan section do not apply to the Accounts of any Participant who does not have an Hours of Service after the Plan has initially become top-heavy and such Participants' Account balance attributable to Employer contributions and forfeitures, if any, will be determined without regard to this section.

11.6     Contribution and Benefit Limitations

     (a) Superseding effect. For any Plan Year in which this Plan is a Top-Heavy Plan, the provisions of this section supersede conflicting Plan provisions regarding limitations on contribution and benefits under this Plan.

     (b) Required adjustments. Paragraphs 2(B) and 3(B) of Code Section 415(e) will be applied by substituting "1.0" for "1.25," and paragraph 6(B)(i) of Code Section 415(e) will be applied by substituting "$41,500" for "$51,875" unless the requirements of paragraphs (1) and (2) below are met with respect to the Plan.

             (1)     The minimum benefit requirement of Plan
section 11.4(d)(1) is applied by substituting "4%" for "3%" and the minimum benefit requirement of Plan section 11.4(d)(2) is applied by substituting "7.5%" for "5%."

             (2) This Plan would not be a Top-Heavy Plan as determined under Plan section 11.2 if "90%" were substituted for "60%" each place it appears.

11.7     Top Heavy Definitions

     For purposes of applying the provisions of this Article 12, the following definitions apply:

     (a) Determination Date means for any Plan Year the last day of the preceding Plan Year or, in the case of the first Plan
Year of the Plan, the last day of that Plan Year.

     (b) Determination Period means the period of five consecutive Plan Years ending on the Determination Date.

     (c) Key Employee means, as of any Determination Date, any Employee or former Employee (or Beneficiaries of such Employee) who, for any Plan Year in the Determination Period:

             (1) has annual Earnings in excess of 50% of the dollar amount under Code Section 415(b)(1)(A) (relating to defined benefit plans) and is an officer of the Employer;

             (2)     has Earnings in excess of the dollar
limitation under Code Section 415(c)(1)(A) (relating to defined contribution plans) and is one of the Employees owning one of the ten largest interests in the Employer;

             (3)     is a more than 5% owner of the Employer; or

             (4) is a more than 1% owner of the Employer and has Earnings of more than $150,000.

The constructive ownership rules of Code Section 318 (or the principles of that section, in the case of an unincorporated Employer) will apply to determine ownership in the Employer. The number of officers taken into account under clause (1) will not exceed the greater of 3 or 10% of the total number (after application of the Code Section 414(q) exclusions) of Employees, but no more than 50 officers. The Administrator will make the determination of who is a Key Employee in accordance with Code
Section 416(i)(1) and the regulations under that Code section.

     (d) Non-Key Employee means an Employee who does not meet the definition of Key Employee.

     (e) Permissive Aggregation Group means the Required Aggregation Group plus any other qualified plans maintained by the Employer, which, when considered as a group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410. The Administrator will determine the Permissive Aggregation Group.
     (f) Required Aggregation Group means (1) each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the Determination Period (regardless of whether the plan has terminated); and (2) any other qualified plan of the Employer which enables a plan described in clause (1) to meet the requirements of Code Section 401(a)(4) or 410.

                           ARTICLE 12

                       TRUSTEE; TRUST FUND


12.1     Trustee

     (a) Appointment, removal. The Board shall have the power to appoint the Trustee, to remove the Trustee at its discretion upon 30 days' advance written notice, unless the Trustee agrees to a shorter period, to appoint a successor to any Trustee who has resigned or been removed, and to appoint a co-Trustee or co-Trustees with the consent of the Trustee or Trustees then serving. The appointment of any Trustee or co-Trustee shall become effective upon such Trustee's written acceptance of the appointment.

     (b) Resignation. Any Trustee or co-Trustee may resign by giving at least 30 days' advance written notice to the Board, unless the Board agrees to a shorter time.

     (c) General duties. The Trustee shall hold and invest the assets of the Plan in the Trust Fund established pursuant to the Trust Agreement. The Trustee shall further carry out all duties assigned to it by the Plan or the Trust Agreement.

12.2     Trust Agreement

     The Sponsor and the Trustee have established a Trust Agreement providing for the administration of the Trust Fund.
The Sponsor may, from time to time, enter into such further agreements with the Trustee or other parties and make such amendments to the Trust Agreement as deemed necessary or desirable to carry out the Plan, and may take any other steps and execute any other instruments as the Sponsor deems necessary or desirable to put into effect or carry out the Plan.

12.3     Trust Fund

     (a) Trustee duties, generally. The Trustee shall accept and receive all sums of money paid to it from time to time by the Employers and shall hold, invest, reinvest, manage and administer such monies and the increments, increases, earnings and income thereon as a Trust Fund for the exclusive benefit of those entitled to receive benefits under the terms of the Plan.

     (b) General Trust Fund. The General Trust Fund is the portion of the Trust Fund consisting of all Plan assets and liabilities which have not been separated for investment purposes into a Segregated Fund. All assets held in the General Trust Fund are invested together as one fund, except for any assets which may be segregated for investment purposes and invested in a Segregated Fund.

     (c) Segregated Funds. A Segregated Fund is a group of assets which have been segregated from the General Trust Fund for separate investment as a common fund for a specific purpose under this Plan. Segregated Funds may be established under other Plan provisions. The Administrator may also establish any other Segregated Funds from time to time for any purpose it deems desirable or appropriate under this Plan, provided that participation in each fund is made available on a nondiscriminatory basis to all Participants (and Beneficiaries) who are similarly situated. The Administrator may establish and enforce any rules it deems necessary or appropriate for the convenient administration of the Segregated Funds and of the Plan generally. Each Segregated Fund is to be charged with all fees and expenses directly attributable to that Fund, as well as any portion of the general administrative fees and expenses of the Plan that the Administrator determines to be equitable.

     (d)     Separate Investment Funds

             (1) Establishment. The Administrator may direct the Trustee from time to time to establish one or more Segregated Funds to be known as Separate Investment Funds, with defined investment objectives. The Participants' Accounts are to be invested among the General Fund and any Separate Investment Funds made available from time to time in the proportions which each Participant may direct by written election filed with the Administrator.

             (2)     Participant elections.  All Active
Participants are eligible to make investment elections on the first day of each calendar quarter (January 1, April 1, July 1, and October 1), or more frequently if permitted by the Sponsor using the form provided by the Administrator. New investment elections and changes to prior elections are to be given effect as soon as administratively feasible following the Participant's election based on the Participant's Account at that time. Effective June 24, 1994, the provisions of Plan article 5 identify the Separate Investment Funds available for election by Participants and the rules relating to Participants' investment directions.

     (e) Investment Manager. The Committee may, as a named fiduciary for this purpose, appoint an Investment Manager for all or part of the Trust Fund. In that event, the Investment Manager shall have complete control and responsibility over all matters pertaining to the investment of the assets under its control, including brokerage, if any, and timing of Stock purchases pursuant to the terms of the Plan.

12.4     Valuation of Accounts

     (a) At each Valuation Date. As of each Valuation Date, the Trust Fund shall be valued on the basis of the current fair market value of its assets and liabilities. Each Participant's Account (and each respective subaccount) is to be adjusted by the Administrator as of each Valuation Date to reflect its proportionate share of investment adjustments for any funds in which it participates, and payments, transfers, withdrawals and contributions occurring since the last Valuation Date, as follows:

             (1) Any distribution made to or on behalf of a Participant since the last Valuation Date is to be deducted from the Participant's Account from which such distribution was made.

             (2) The value of all monies, securities and other property in each Participant's Account shall be valued by the Trustee at the then fair market value. In determining such value, all income or loss calculated under the method of accounting of the Trust shall be included and all administrative expenses allocated to such Account shall be deducted.

             (3)     Each Participant's Account shall be
increased by that portion of the contributions and forfeitures, if any, allocated to his Account.

             (4) To the extent that funds attributable to a Participant's Account were transferred since the last Valuation Date or are to be transferred between investment funds, the Account from which the funds were transferred shall be decreased and the Account to which the funds were transferred shall be increased.

             Despite the preceding, the Administrator may alter the valuation procedures, in its discretion, in any manner it deems necessary or desirable to achieve an equitable allocation among the Accounts but no such procedure shall discriminate in favor of Highly Compensated Employees.

     (b) Crestar Stock Fund. Any Stock acquired by the Trustee during the period between Valuation Dates shall be credited to each Participant's Account on the Valuation Date coinciding with or next following such acquisition. For purposes of determining the number of shares of Stock and cash credited to a Participant's Account on any date other than a Valuation Date, the number of shares of Stock and cash credited to the Participant's Account on the last preceding Valuation Date shall be used. Such value so determined shall be reduced based on net withdrawals and distributions subsequent to such Valuation Date and increased by subsequent contributions by the Participant and the Employer and transfers to the Crestar Stock Fund.

12.5 Annual Accounting. The Trustee shall, as soon as practicable after the end of each Plan Year, render to the Sponsor and the Administrator an accounting for the Plan and the Trust Fund.

12.6 Statement of Participants' Accounts. The Administrator shall, as soon as practicable after the last Valuation Date of each Plan Year, deliver to the Human Resources Director for distribution to each Participant a statement setting forth the Account of each Participant in the Plan as of that Valuation Date. In the discretion of the Administrator, statements may be provided more frequently, such as semi-annually or quarterly.


                           ARTICLE 13

                FIDUCIARIES; PLAN ADMINISTRATION

13.1     Named Fiduciaries; Allocation of Fiduciary
Responsibility

         (a)     Named Fiduciaries.  The Sponsor and the
Administrator are the Named Fiduciaries of the Plan within the meaning of ERISA Section 402. Only the Sponsor may designate other Named Fiduciaries not named in this Plan.

         (b)     Delegation of responsibility.  All
responsibilities not specifically delegated to another fiduciary remain with the Sponsor including designating all additional fiduciaries not named in this Plan or the Trust Agreement. The Sponsor has the power to delegate fiduciary responsibilities not specifically delegated by the terms of this Plan or the Trust Agreement and to designate fiduciaries and nonfiduciaries to carry out fiduciary responsibilities in order to provide for the orderly operation and administration of the Plan. Any allocation, delegation, or other assignment of duties previously made is hereby confirmed and shall continue until such time as it is revoked, modified, or altered by the Sponsor. The Sponsor may permit any person to whom any authority or control has been granted to further allocate, delegate, or assign any or all such duties to such other person or entity as the Sponsor may specify.

A person or entity serving as a fiduciary with regard to the Plan may serve in more than one fiduciary capacity and may employ one or more persons to render advice with regard to his fiduciary responsibilities hereunder. To the extent allowed by law, each fiduciary's responsibility is limited to the duties allocated or designated to it.

         (c) Shared responsibility. This Plan and the Trust Agreement allocate to each fiduciary the individual responsibilities assigned. Responsibilities are not shared by fiduciaries unless the sharing is provided specifically in the Plan or the Trust Agreement. Whenever one fiduciary is required by the Plan or the Trust Agreement to follow the directions of another fiduciary, the two have not been assigned to share the responsibility. The fiduciary giving directions bears the sole responsibility for those directions and the responsibility of the fiduciary receiving those directions is to follow those directions as long as on their face the directions are not improper under applicable law.

13.2     Administrator

         (a) Appointment. The Sponsor may appoint one or more persons to serve as Administrator at the Sponsor's pleasure.

Persons appointed as Administrator may include Employees, Participants, or the Trustee. During any period when no person is currently serving as Administrator, the Sponsor is charged with the Administrator's duties. When two or more persons are serving concurrently as Administrator, they are jointly responsible for all of the Administrator's duties, except to the extent specific duties may have been allocated between.

         (b) Resignation, removal. A person serving as Administrator may resign at any time by giving advance written notice to the Sponsor. The Sponsor may, in its discretion, remove any person serving as Administrator, with or without cause, by giving that person advance written notice of his removal. Any individual who is an employee of an Employer when appointed as Administrator is automatically removed at his Termination Date without the necessity of any notice, unless his continued appointment is expressly requested by the Sponsor. The Sponsor shall notify the Trustee of all appointments, resignations or removals of Administrators.

     (c) Powers and duties. The Administrator shall be responsible for the operation and administration of the Plan, except to the extent its duties are allocated to or assumed by other persons or entities under the Plan. The Administrator must administer the Plan by its terms and has all powers necessary to do so. The Administrator's powers and responsibilities are to be exercised in the Administrator's sole discretion and include, but are not limited to the following:

          (1)     to adopt rules and procedures it deems
desirable for the efficient administration of the Plan as long as those rules, regulations and procedures apply uniformly to all persons in similar circumstances;

          (2) to determine all questions arising in the Plan's administration, interpretation and application, including questions about the status and rights of Employees, Participants, Beneficiaries and any other persons;

          (3) to decide any dispute arising under the Plan, but no Administrator may participate in any matter involving any questions relating solely to his own participation or benefits under the Plan;

          (4) to advise the Sponsor about the known future need for funds to be available for distribution in order that the Trust Fund investments may be established accordingly;

          (5) to correct defects, supply omissions, and reconcile inconsistencies to the extent necessary to effectuate the Plan;

          (6) to advise the Sponsor of the maximum deductible contribution to the Plan for each fiscal year;

          (7) to direct the Trustee concerning all payments which are to be made out of the Trust Fund pursuant to the Plan's provisions;

          (8) to maintain all bookkeeping accounts necessary under the Plan for keeping track of each Participant's interest in the Plan, including the source of all contributions, the vested interest, and applicable Account adjustments, except to the extent that the Trustee has, by written agreement with the Sponsor, assumed responsibility for maintaining any part or all of the Participants' Accounts;

          (9) to confer with the Trustee and the Sponsor on the settling of any claims against the Trust Fund;

          (10) to file all reports with government agencies, Participants and other parties as may be required by law, whether such reports are initially the obligations of the Sponsor, an Employer, or the Plan;

          (11) to maintain all records necessary to determine the rights and interests of any Employee under this Plan, including his eligibility, Participant status, service and Beneficiaries;

          (12)     to have all other powers necessary or
desirable to discharge its duties as Administrator.

          (d) Administrator action conclusive. Any action on matters within the Administrator's discretion shall be final and conclusive except as provided in Plan article 10 regarding review of denied claims.

13.3     Duties of the Benefits Department

         Effective May 14, 1993, the Benefits Department of Crestar Bank is responsible for handling the day-to-day operations of the Plan including: the enrollment of Participants; the distribution of booklets, notices and other information regarding the Plan; maintaining Beneficiary designation forms; explaining the optional forms of payments that may be elected by a Participant under the Plan; processing investment election and payment election forms executed by Participants; and communicating all other matters relating to participation and entitlement to benefits to such individuals or entities or the Committee as may be necessary to enable them to discharge their duties under the Plan. The Benefits Department shall also review and monitor the performance of persons and entities appointed by the Administrator or the Committee to serve in various capacities with regard to the Plan and report its findings annually to the Committee.

13.4     Benefits Administrative Committee

         (a)     Effective date.  The provisions of this Plan
section 13.4 are effective May 14, 1993.

         (b) Membership. The chief executive officer of the Sponsor shall appoint a Benefits Administrative Committee that shall serve pursuant to this Plan section. The chief executive officer shall have the power to remove a member of the Committee at his discretion. Any member of the Committee may resign by giving notice in writing to the chair of the Committee or the chief executive officer at any time or may be removed at any time and for any reason by the chief executive officer. In the event of a removal, or if for any other reason there are less than three Committee members serving at any time, the chief executive officer shall, as soon as practicable, appoint a new member or members so that there shall be a minimum of three members.

         (c) Officers. The chief executive officer of the Sponsor shall appoint a chair of the Committee from among its members. The Committee may appoint a secretary to keep a record of the acts of the Committee. The secretary may, but need not, be a member of the Committee. The secretary may perform any and all purely ministerial acts which may be delegated to the secretary by the Committee.

         (d) Meetings, actions. The Committee may, but need not, call or hold formal meetings. The Committee acts by a majority of its members in office at the time and may take action either by a vote at a meeting or in writing without such a meeting. The action of the majority shall constitute the action of the Committee and shall have the same effect for all purposes as if assented to by all members in office at the time. In the event of a deadlock or other situation preventing majority agreement, the chief executive officer of the Sponsor or his delegate shall decide the matter. The Committee shall maintain adequate records of its decisions. The Committee may select a chairman from among its members and may select a secretary, who need not be a member of the Committee.

         (e) Authorized representative. The Committee may authorize any one or more of its members or its secretary to sign any documents on its behalf or to perform solely ministerial acts, but such person shall not exercise any discretion over matters delegated to him without obtaining the concurrence of a majority of the members. The Committee must evidence this authority by an instrument signed by all its members or by a resolution passed by the Committee. The Trustee and each Employer must accept and rely upon any document executed by such authorized individual as representing action of the Committee until the Committee files a written revocation of that authorization with the Trustee.

         (f) Powers of the Committee. The Committee shall have control of all duties specifically allocated to it under the Plan or which are delegated to it by the Administrator and shall have all necessary powers to carry out its duties. including the following, which shall be exercised in the Committee's discretion:

              (1) to construe the Plan and to determine all questions about the Plan; and

              (2)     to normally review and recommend all
proposed action regarding substantial changes in the Plan which must be passed on by the Board or the Executive Committee and make its recommendations regarding such proposals to the appropriate entity.

In exercising its duties, the Committee shall at all times act in a uniform, equitable and nondiscriminatory manner in construing provisions of the Plan as they relate to Participants and Beneficiaries in similar circumstances. Notwithstanding its powers granted hereunder, the Committee shall have no power to modify in any way any provision of the Plan.

          (g) Agents and counsel. The Committee may engage agents to assist it in its duties, and may consult with counsel, who may be counsel for the Sponsor, with respect to the meaning or construction of this document and its obligations hereunder or with respect to any action, proceeding, or question of law related to the Plan.

          (h) Compensation. The Employers shall pay the reasonable expenses incurred by the Committee in carrying out its duties and responsibilities under the Plan, including reasonable legal and accounting expenses. Should the Employers fail to pay these expenses, they shall be paid by the Trustee out of the Trust Fund. The Sponsor agrees to supply such stenographic or administrative assistance as may be necessary to assist the members of the Committee in the performance of its duties and responsibilities.

         (i) Rules and regulations. The Committee may formulate rules and regulations not inconsistent with the purpose of the Plan as it may deem necessary to enable it to carry out its duties.

          (j) Indemnification. The Committee shall be indemnified by the Employers for any liability and expenses incurred in respect of any suit or proceeding it or its members may incur in connection with the performance of their duties under the Plan.

          (k) Plan participation. A member of the Committee who is also a Participant of the Plan shall abstain from any action which directly affects him specifically as a Participant. In the event of an abstention, matters shall be decided by the remaining members of the Committee. Nothing herein, however, shall prevent any member of the Committee who is also a Participant or Beneficiary of the Plan from receiving any benefit to which he may be entitled, so long as the benefit is computed and paid on a basis that is consistently applied to all other Participants or Beneficiaries.

13.5 Funding Policy. The Administrator shall establish a funding policy and method to carry out the objectives of the Plan. In formulating and maintaining such policy, the Administrator shall consult with such advisors when and as it deems necessary to review the Plan's liquidity needs, the anticipated level of annual contributions and any material changes thereto occurring during the year.

13.6 Expenses Compensation. Each Employer shall pay its share of the reasonable expenses incurred in the administration of the Plan and may be reimbursed by the Trustee from the Trust Fund for any reasonable administrative expenses that may be paid from Plan assets. If any Employer should, for any reason, fail to pay administrative expenses, they shall be paid by the Trustee out of the Trust Fund. No employee of any Employer shall be entitled to compensation for his services with respect to the Plan other than his normal compensation received as an employee of an Employer.

13.7 Directions to Trustee. All directions from the Administrator to the Trustee shall be in writing from either the chief executive officer of the Sponsor or the Chair of the Committee or such other persons as may be appointed in writing by such persons. The Trustee may rely on directions from such persons and shall act in accordance therewith, unless it knows or should know that the directions constitute a breach of such person's or its own obligations under the Plan.

13.8     Indemnification; Limitation on Liability

         As permitted by law and as limited by any written agreement between the Employer and a non-Trustee fiduciary, the Employer must indemnify each Employee who serves as a non-Trustee fiduciary (but not a corporate fiduciary) against expenses, claims, and liability arising out of being a fiduciary, except expenses, claims, and liability arising out of the fiduciary's own gross negligence, wilful misconduct, or bad faith. The Employer may obtain insurance against acts or omissions of a non-Trustee fiduciary. If the Employer fails to obtain insurance to indemnify, an individual non-Trustee fiduciary may obtain insurance and be reimbursed according to the Plan, as permitted by law. At its own expense, the Employer is entitled to defend or maintain, either in its own name or in the name of the fiduciary, any suit or litigation arising under this Plan with respect to any individual non-Trustee fiduciary.

13.9     Exercise of Discretion by Fiduciaries

         (a) Exclusive discretion. In discharging the duties assigned to it under the Plan, the Administrator, the Committee, and the Benefits Department and any other fiduciary have the discretion to interpret the Plan; adopt, amend, and rescind rules and regulations pertaining to their duties under the Plan; and to make all other determinations necessary or advisable for the discharge of their duties under the Plan. The express grant in the Plan of any specific power to a fiduciary with respect to any duty assigned to it under the Plan must not be construed as limiting any power or authority of the fiduciary to discharge its duties. Whenever under the provisions of the Plan any fiduciary is given any discretionary power, that fiduciary's discretionary authority is absolute and exclusive, and, subject to the Plan's appeals procedures for denied claims, his decisions made in good faith are binding upon all parties and persons concerned, including but not limited to all persons having or claiming any interest or benefits under this Plan.

         (b) Nondiscrimination. The fiduciaries must exercise their discretion and make their determinations in a uniform and consistent manner for all Participants and Beneficiaries and may not permit discrimination in favor of Highly-Compensated Employees. The fiduciaries must discharge their duties with respect to the Trust in the manner prescribed by Title I, Part 4, of ERISA. To the extent appropriate, any discretionary action taken under this Plan must be consistent with any prior discretionary action taken under similar circumstances.

13.10     Bonding of Fiduciaries

          Every Trustee or other fiduciary must be bonded to the extent, if any, required by ERISA. If the law requires bond, the Trustee or Plan Administrator must secure the minimum (or any greater amount set by the Employer) and obtain reimbursement pursuant to the terms of the Plan.

                           ARTICLE 14

           PROVISIONS CONCERNING SPONSOR AND EMPLOYERS


14.1     Joinder of Employers

         (a) Procedure. The adoption of, and joinder in, this Plan by any Employer, other than the Sponsor, is subject to the Sponsor's express approval and is to be evidenced either by that Employer's execution of this Plan or by its execution of a separate adoption agreement with the Sponsor. By adopting and joining in this Plan, each Employer agrees: (1) to make all Employer contributions and pay all expenses incurred under the Plan with respect to its Employees (unless paid or reimbursed to the Employer from the Trust Fund); (2) to maintain all personnel records necessary for the Plan's proper administration; (3) to provide on a timely basis all notices, records and information required for Plan administration purposes; and (4) to abide by the terms of the Plan and the Trust Agreement.

         (b) Agreement. Each adoption agreement with an Employer, along with any amendments made from time to time, is by this reference incorporated into and made a part of the Plan and, in the event of any conflict between the terms of the adoption agreement and other Plan terms, the Plan is to be controlling, except as provided in the next sentence. An adoption agreement may also contain special provisions concerning the eligibility, service credit, contributions and other aspects of Plan membership which are to apply only the Employees of the Employer executing that Agreement, in which case those special provisions are to supersede any conflicting Plan provisions.

14.2     Delegation of Sponsor's Authority

         All of the rights and obligations granted or imposed on the Sponsor, as such, by this plan, may be transferred and assumed by any other Employer as a successor Sponsor by written agreement between the Employer which is then acting s Sponsor and that successor Sponsor. Upon the Sponsor's dissolution, liquidation, bankruptcy or insolvency, all the rights and obligations granted or imposed on the Sponsor, as such, by this Plan, may be assumed by any one of the other Employers by a written agreement to that effect executed by all of the remaining Employers.

14.3     Separate Amendments by an Employer

          By action of its board and with the Sponsor's approval, any Employer may amend this Plan in any manner which affects the Plan's application only as to that Employer and its Employees, provided that the amendment would comply with the restrictions in Plan article 15 if made by the Sponsor and such amendment would not cause the Plan to lose its qualified status under the applicable provisions of the Code. Any such amendment must be made in the form of an amendment to the Plan document or that Employer's adoption agreement and executed by the appropriate officers of both the Sponsor and that Employer.

14.4     Termination of Employer's Participation

         An Employer will cease to be an Employer (and its Employees will cease to be Covered Employees) when any of the following events occur:

         (a) When the Sponsor, in its discretion, terminates that Employer's right to participate a an Employer under the Plan, provided that the Sponsor gives written notice of that termination to the affected Employer at least 60 days prior to the effective date of such termination (unless the parties agree to a shorter notice period);

         (b) Upon the Employer's consolidation, merger, reorganization or the sale of substantially all of its property, unless the successor entity resulting from that transaction either qualifies as a Related Company of the Sponsor or any other Employer (ignoring that entity's relationship with the Employer affected by that transaction) or contractually assumes (with the Sponsor's approval) that Employer' obligations under this Plan at the time the transaction occurs;

         (c) Upon the Employer's legal dissolution or liquidation (other than as part of its consolidation, merger or reorganization) or a judicial determination that it is bankrupt or insolvent; or

         (d)     When that Employer's Board, by written
resolution, terminates its continued participation in, and its further responsibilities as an Employer under this Plan, provided that the Employer gives the Sponsor written notice of that termination at least 90 days prior to that termination's effective date (unless the parties agree to a shorter notice period).

Upon termination of an Employer' participation under this Section, the Trustee is to dispose of that portion of the Trust
Fund assets attributable to the Accounts of the affected
Participants in the manner directed by the Sponsor, subject to Plan article 15.

                           ARTICLE 15

               AMENDMENT, TERMINATION, AND MERGER


15.1    Amendment

         (a) Authority of Sponsor. The Sponsor reserves the right to amend this Plan at any time and from time to time, in whole or in part, subject to the following subsections.

         (b) Retroactive changes. An amendment may be made retroactively if it is necessary to bring the Plan or the Trust Agreement into conformity with the Code and Code regulations or with any other statute or regulation applicable in order to permit an Employer to deduct for income tax purposes all (or as much as the law might allow) money and property contributed to the Trust Fund.

         (c) Consent required. No amendment may increase the duties or liabilities of the Trustee or the Administrator without their respective written consents.

         (d) Cutback prohibited. No amendment may deprive any Participant or any Beneficiary of any of the benefits to which he is entitled under this Plan and the Trust with respect to benefits accrued prior to the effective date of the amendment.

Except as provided by statute or applicable Treasury regulations, no amendment (including a change in the actuarial basis for determining optional or early retirement benefits) may decrease a Participant's accrued benefit under the Plan other than an amendment described in Code Section 412(c)(8) or ERISA Section 4281. A Plan amendment that has the effect of eliminating or reducing an early retirement benefit or a retirement-type subsidy (as defined in Treasury regulations) or eliminating an optional form of benefit with respect to benefits attributable to service before the amendment shall be treated as reducing accrued benefits. In the case of a retirement-type subsidy, the preceding sentence shall apply only with respect to a Participant who satisfies (either before or after the amendment) the pre-amendment conditions for the subsidy. In general, a retirement-type subsidy is a subsidy that continues after retirement, but does not include a qualified disability benefit, a medical benefit, a social security supplement, or a death benefit (including life insurance).

         (e) No diversion. No amendment may provide for the use of funds or assets held under this Plan and Trust other than for the exclusive benefit of Participants and Beneficiaries or for defraying the reasonable expenses of administering the Plan, except as provided in Plan section 4.7 or this Plan article.

         (f) No discrimination. No amendment may be made that would cause the Plan to discriminate in favor of Highly
Compensated Employees.

         (g) Third party rights. Any third party will be protected in assuming that this Plan and the Trust Agreement have not been amended until it has received notice of the amendment.

15.2     Termination

         (a) Authority of Sponsor. While the Sponsor expects to continue the Plan indefinitely, continuance of the Plan is not assumed as a contractual obligation. The Sponsor reserves the right to discontinue Employer contributions and to terminate the Plan and Trust at any time.

         (b) Required action. The Sponsor may terminate the Plan and Trust at any time by action of the Board. The Plan shall terminate automatically on the bankruptcy, insolvency, or legal dissolution of the Sponsor or on the termination of business by the Sponsor.

         (c) Notice. Notice of a termination must be given to the Participants, the Administrator, the Trustee, the Employers, and all necessary authorities. If any authority's approval is necessary, termination is effective according to that approval; otherwise, the date of the notice or a later date contained in the notice is the termination date for purposes of this Plan article.

         (d) Discontinuance of contributions. Each Employer has the right at any time to reduce or discontinue its contributions to this Plan. If there is a complete discontinuance of contributions from all Employers, all Accounts that were then forfeitable become fully vested. A discontinuance of Employer contributions is not a termination of the Plan unless the Sponsor gives the notice described in subsection (c).

         (e) Rights of Participants. If, after the Commissioner of the Internal Revenue has determined initially that the Plan and Trust meet the qualification requirements of the Code, this Plan and Trust should be terminated (in whole or in part) pursuant to the provisions of this Plan article and determined in a manner consistent with legal authorities, each Participant (in the case of a complete termination) or each affected Participant (in the case of a partial termination) shall be fully vested in his accrued benefit under the Plan as of the date of such termination, to the extent then funded.

15.3     Plan Termination Distributions

         (a) Distributions. When the Plan terminates, as required by ERISA Section 403(d)(1), the Administrator must direct the Trustee to allocate the assets of the Trust Fund (exclusive of any Suspense Account established pursuant to Plan article 4) among the Participants and Beneficiaries according to the order specified in ERISA Section 4044. The Trust Fund is the only source from which a claimant may satisfy any claim based on a Participant's Account or on his entitlement to assets; he has no other recourse. After providing for payment of any expenses properly chargeable against the Trust Fund, and confirming compliance with all other precedent requirements of law, the Administrator may direct the Trustee to distribute assets remaining in the Trust Fund. Assets in any Suspense Account established pursuant to Plan article 4 must be returned to the contributing Employers in kind. Except as specifically provided by law, benefits payable to Participants, Surviving Spouses, or Beneficiaries must be distributed as provided in Plan articles 7, 8, and 9.

         (b) Continuation of Trust. Unless the Sponsor specifies otherwise, when the Plan terminates, the Administrator must determine whether immediate or deferred liquidation of the Trust Fund is in the best interests of the Participants. The Administrator must communicate that decision to the Participants and the Trustee, indicating the expected liquidation date or the terms under which the Trust Fund will continue. If all of the Employers have resigned sponsorship of the Plan, until actual liquidation of the Trust Fund, the Administrator must assume all powers and duties of the Employers (except duties relating to contributions each Plan Year). Despite the preceding, if the Sponsor or another Employer, or a Related Company establishes or maintains another Defined Contribution Plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)), Trust Fund assets may not be liquidated and distributed to Participants and their Beneficiaries except as allowed under Code Section 401(k) and any other Code provisions restricting such distributions on termination.

         (c) No further rights. The Trustee must transfer or deliver property to the Participants, Surviving Spouses, or Beneficiaries or transfer property to another qualified plan according to the Administrator's directions, either without endorsement or endorsed as the Administrator directs. A Trustee will have no further right, title, or interest in property distributed. After all distributions are completed, each Trustee is discharged from all obligations under the Trust Agreement. Except by statute, no Participant, Surviving Spouse, or Beneficiary has any further right or claim.

         (d) Expenses. After the Plan's termination, expenses must be paid from the Trust Fund unless at least one of the Employers affirmatively agrees to pay the expenses.

15.4     Merger, Consolidation, or Succession

         (a) Continuation by successor employer. If an Employer is merged or consolidated with any other business or is succeeded by a corporation or other legal entity that acquires substantially all the Employer's assets, the surviving or purchasing corporation or legal entity may elect to continue this Plan as to that Employer's Participants.

         (b) No continuation. If the Sponsor is liquidated or merged or consolidated with another company or other legal entity and the Plan is not continued, the Administrator or a person designated by the Sponsor succeeds to the functions of the Sponsor and its Board under the Plan and the Trust Agreement, including the function of naming a new Administrator. If the Plan has no Administrator and none has been designated as provided in this subsection, the Trustee may appoint an Administrator.

         (c) Restrictions. No merger or consolidation with, or transfer of assets or liabilities to this Plan or from this Plan to any other Qualified Plan shall be made, unless each Participant would receive immediately after such event a benefit (determined as if the Plan had terminated at that time) that is equal to or greater than the benefit he would have been entitled to receive under the Plan immediately before such event had the Plan terminated at that time.

                           ARTICLE 16

                          MISCELLANEOUS

16.1     Exclusive Benefit

         This Plan has been created for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan and except as permitted by law, under no circumstances shall any corpus or income of the Trust Fund or any Plan assets be used for or diverted to any other purpose. Despite the preceding, the restrictions of this section shall not prevent the return to an Employer of any Employer contributions in accordance with the terms of this Plan.

16.2     No Contract or Inducement

         The Plan shall not be deemed to constitute a contract between any Employer and an Employee, or to be consideration or inducement for, the employment of any Employee by any Employer. Nothing contained in the Plan shall be deemed to give any Employee the right to be retained in the service of any Employer or to interfere with the rights of such Employer to discharge or to terminate the service of any Employee at any time without regard to the effect such discharge or termination may have on any rights under the Plan.

16.3     No Guarantees

         Neither the Trustee, the Sponsor, nor any other Employer in any way guarantees the payment of any benefit or amount that may become due under the Plan to any Participant or retired Participant, or to the legal representative or Beneficiary of any such Participant or retired Participant. Neither the Trustee, the Sponsor, nor any other Employer guarantees the payment by any insurance company of any benefit or amount that may be due under any policy or contract. Each Participant, retired Participant, or legal representative or Beneficiary of any deceased or retired Participant, shall look solely to the assets of the Trust Fund for the payment of benefits under the Plan.

16.4     Non-Alienation of Benefits

         (a) Prohibitions. Except as specifically provided in Code Section 401(a) and subsection (b), no benefit payable under the Plan will be subject in any manner to anticipation, assignment, garnishment, or pledge, and any attempt to anticipate, assign, garnish or pledge the same will be void. No benefits will be in any manner liable for or subject to the debts, liabilities, engagements or torts of any Participant. If any Participant is adjudicated bankrupt or attempts to anticipate, assign, or pledge any benefits, then, in the discretion of the Committee, such benefits will cease, and the Committee will have the authority to cause the same or any amount thereof to be held or applied to or for the benefit of such Participant, his spouse, his children or other dependents, or any of them, in such manner and in such proportion as the Committee may deem proper.

         (b) QDRO exception. Despite any other Plan provisions to the contrary, the Administrator must comply with the terms of a Qualified Domestic Relations Order as described in Plan article 7. The Plan is not liable for any payments pursuant to a domestic relations order until the Administrator has received the order and determined that it is a Qualified Domestic Relations Order.

16.5     Changes in Capital Structure

         The existence of the Plan shall not limit or in any way affect the right of the Sponsor and its Related Companies to change their capital structure or their accounting practices in any form or manner the Sponsor or a Related Company may deem advisable.

16.6     Errors and Omissions

         (a) In general. It shall be the responsibility of those individuals and entities charged with the administration of the Plan to see that it is administered in accordance with its terms so long as it is not in conflict with the ERISA. In the event an innocent error or omission is discovered in the operation or administration of the Plan which, in the judgment of the Committee would cost more to correct than is warranted by the error or omission and which in such Committee's judgment did not result in discrimination in operation in favor of the prohibited group of officers, shareholders and highly compensated Employees, then, to the extent such adjustment will not, in such committee's judgment, result in discrimination in operation in favor of individuals in such prohibited group, the compensation committee may authorize such equitable adjustments as it deems necessary or desirable to correct the error or omission, including but not limited to the authorization of additional Employer contributions designed, in a manner consistent with the goodwill intended to be engendered by the Plan, to put Participants in the same relative position they would have been in but for such error or omission. Any contribution made pursuant to this section shall be considered a Special Contribution.

         (b) Mistaken 401(k) Contributions. If a mistake is made and the Trustee receives funds that are nominally a 401(k) Contribution but that should have been paid directly to a Participant, those funds must not be allocated to that Participant and must be returned to that Participant according to the provisions in this Plan governing Excess Deferrals and Excess 401(k) Contributions. If those funds cannot be returned entirely to that Participant, then to the extent possible, those funds must be returned to the contributor according to subsection (a). To the extent that the funds cannot be returned to the contributor, they must be considered as soon as possible to be a 401(k) Contribution or some other Employer contribution, as elected by the contributor, for the first Plan Year for which the funds may be allocated. The appropriate Employer must pay an additional identical amount (excluding appropriate withholding according to law) directly to the Participant who should have received those Funds.

16.7     Construction

         (a) Interpretation consistent with law. This Plan has been created for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan. The Plan shall be interpreted in a manner consistent with applicable provisions of the Code and of ERISA.

         (b) Definitions. Any term with an initial capital not expected by normal capitalization rules is a defined term according to the definitions of the Plan and the Trust Agreement and the Code and ERISA.

         (c) Governing law. This Plan must be construed, enforced, and administered in accordance with the laws of the Commonwealth of Virginia (including Virginia's choice-of-law rules, except to the extent those laws would require application of the law of a state other than Virginia), except to the extent that the laws of the United States of America take precedence and preempt state laws.

         (d) Headings and subheadings. The headings and subheadings in this Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions of the Plan.

         (e) Construction rules. In the construction of the Plan the masculine shall include the feminine and the singular, the plural in all cases where such meanings are indicated by the context.

         (f) Invalid provisions. If any provision of this Plan is determined to be invalid or not enforceable, that fact does not affect the validity or the enforceability of any other provision.